As filed with the Securities and Exchange Commission on March 24, 2023

Registration No. 333-269630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Black Bird Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3990	98-0521119
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11961 Hilltop Road, Suite 22

Argyle, Texas 76226

(833) 223-4204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fabian G. Deneault

President

Black Bird Biotech, Inc.

11961 Hilltop Road, Suite 22

Argyle, Texas 76226

(833) 223-4204

(Name, address and telephone number of agent for service)

With copies to:

Eric Newlan, Esq. Newlan Law Firm, PLLC 2201 Long Prairie Road, Suite 107-762 Flower Mound, Texas 75022 Phone: (940) 367-6154	Chad Friend, Esq., LL.M. Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, Florida 33401 Phone: 561-514-0936

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Registration No. 333-269630

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 24, 2023

581,468,572 Shares of Common Stock

BLACK BIRD BIOTECH, INC.

This Prospectus relates to the offer and sale of up to 581,468,572 shares of common stock (the “Shares”) of Black Bird Biotech, Inc., a Nevada corporation, by the selling stockholders listed on page 15 of this Prospectus (the “Selling Stockholders”). See “Selling Stockholders.”

The resale of the 581,468,572 Shares by the Selling Stockholders pursuant to this Prospectus is referred to as the “Offering.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell their Shares from time to time at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the Shares offered by this Prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the Registration Statement of which this Prospectus forms a part (the “Registration Statement”).

400,000,000 of the Shares are issuable under an equity line (the “Mast Hill Equity Line”) established by the Equity Purchase Agreement (the “Mast Hill Agreement”) entered into on December 13, 2022, between our company and Mast Hill Fund, L.P. (“Mast Hill”), one of the Selling Stockholders. We may draw on the Mast Hill Equity Line from time to time, as and when we determine appropriate, in accordance with the terms and conditions of the Mast Hill Agreement. For a more complete discussion of the terms and conditions of the Mast Hill Equity Line, see “Prospectus Summary—Mast Hill Equity Line” and “Selling Stockholders.”

170,000,000 of the Shares are issuable upon the exercise of certain outstanding common stock purchase warrants owned by Mast Hill (the “Mast Hill EPA Warrants”).

11,468,572 of the Shares are issuable upon the exercise of outstanding common stock purchase warrants owned by J.H. Darbie & Co. (the “Darbie Warrants”), a FINRA-registered broker who acted as a finder in connection with the execution and delivery of the Mast Hill Agreement, pursuant to a finder’s fee agreement.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

The Selling Stockholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholders may sell the Shares described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the Shares being offered pursuant to this Prospectus.

We will pay the expenses incurred in registering the Shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTC PINK tier under the symbol “BBBT.” On March 22, 2023, the last reported sale price of our Common Stock was $0.0005.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 2023

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

________________________________________________

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Prospectus, unless the context indicates otherwise, the terms “Black Bird Biotech,” “Company,” “we,” “us,” “our,” and “ours” refer and relate to Black Bird Biotech, Inc., a Nevada corporation, including its wholly-owned subsidiaries: Black Bird Potentials Inc., a Wyoming corporation (“BB Potentials”); Big Sky American Dist., LLC, a Montana limited liability company (“Big Sky American”); and Black Bird American Hemp Manager, LLC, a Montana limited liability company.

Overview

We were incorporated in the State of Nevada in 2006 under the name “Cyprium Resources Inc.”, which was changed in August 2009 to “Digital Development Partners, Inc.” Our corporate name was changed to “Black Bird Biotech, Inc.,” effective June 14, 2021. Through 2014, our company was involved, first, in the mining industry and, then, in the communications industry. From 2015 until the January 2020 acquisition of Black Bird Potentials Inc., a Wyoming corporation (BB Potentials), our company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

We are the exclusive worldwide manufacturer and distributor of MiteXstream, an EPA-registered plant-based biopesticide effective in the eradication of mites and similar pests, including spider mites, a pest that destroys crops, especially cannabis, hops, coffee, and house plants, as well as molds and mildew. We manufacture and sell CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, under the Grizzly Creek Naturals brand name. Big Sky American currently distributes an array of consumer products, including the Grizzly Creek Naturals products, to retail locations in Western Montana. (See “Business”).

Risk Factors

There are numerous risks and uncertainties associated with an investment in our common stock, including those presented under “Risk Factors” herein. These risks and uncertainties include, but are not limited to, the following:

•	our history of losses;
•	we operate in industries that are highly competitive;
•	we have limited experience marketing and selling our MiteXstream biopesticide;
•	we face the risk of product liability claims;
•	we are highly dependent upon our current management team;
•	our MiteXstream biopesticide is subject to government regulation at the federal and state levels, as well as abroad;
•	we may seek capital that would result in shareholder dilution or that would result in our issuing securities having rights senior to those of our common stock; and
•	our Common Stock is a “penny stock,” which may impair trading liquidity.

In addition, the report of our independent registered public accounting firm for the years ended December 31, 2022 and 2021, contains a statement with respect to substantial doubt as to our ability to continue as a going concern as a result of our accumulated deficit, net losses, and negative cash flows from operations.

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Mast Hill Equity Line

On December 13, 2022, we entered into an Equity Purchase Agreement (the Mast Hill Agreement) with Mast Hill Fund, L.P. (Mast Hill, one of the Selling Stockholders), pursuant to which, and upon the terms and subject to the conditions thereof, Mast Hill is committed to purchase, on an unconditional basis, up to 400,000,000 shares of our common stock (the Purchase Shares) over the course of its term. The term of the Mast Hill Agreement will end on the earlier of (a) the date on which Mast Hill has purchased all of the 400,000,000 Shares pursuant to the Mast Hill Agreement, (b) December 13, 2024, (c) written notice of termination by us, (d) the date the Registration Statement is no longer effective, or (e) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of creditors.

From time to time over the term of the Mast Hill Agreement, commencing on the date the Registration Statement registering the Shares becomes effective, we may, in our sole discretion, provide Mast Hill with a purchase notice (each a “Purchase Notice”) to purchase a specified number of Purchase Shares (each a “Purchase Amount Requested”) subject to the limitations discussed below and contained in the Mast Hill Agreement. Upon delivery of a Purchase Notice, we must deliver the Purchase Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to Mast Hill within one trading day.

The actual amount of proceeds we receive pursuant to each Purchase Notice (each, the “Purchase Amount”) is determined by multiplying the Purchase Amount Requested by the applicable purchase price. The Purchase Price for each of the Put Shares equals 90% of the average of the two (2) lowest volume weighted average prices of the common stock for seven trading days (the Valuation Period) following the clearing date associated with the relevant put notice. The minimum amount of each put shall be $20,000 and the maximum shall be the lower of 150% of the average daily trading volume and $500,000.

In order to deliver a Purchase Notice, certain conditions set forth in the Mast Hill Agreement must be met. In addition, we are prohibited from delivering a Purchase Notice if the sale of Purchase Shares pursuant to such Purchase Notice would cause us to issue and sell to Mast Hill, or Mast Hill to acquire or purchase, a number of shares of our common stock that would result in Mast Hill beneficially owning more than 4.99% of the issued and outstanding shares of our common stock.

By the terms of the Mast Hill Agreement, we agreed to file a registration statement to register the resale of the Purchase Shares. We agreed to (A) file the Registration Statement, (B) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (C) use our reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all of the Shares have been sold thereunder or pursuant to Rule 144.

Use of Proceeds

We intend to use the proceeds, if any, from the Mast Hill Agreement for marketing and advertising, lab studies/testing, inventory, research and development, regulatory compliance, professional fees, general corporate purposes and working capital requirements. (See “Use of Proceeds”).

In the future, we intend to raise additional capital through equity and debt financings as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

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Corporate Information

Our principal executive office is located at 11961 Hilltop Road, Suite 22, Argyle, Texas 76226; our telephone number is 833-223-4204; our corporate website is located at: www.blackbirdbiotech.com. No information found on, or connected to, our company’s website is incorporated by reference into, any you must not consider the information to a part of, this Prospectus.

The Offering

Securities Offered by the Selling Shareholder

581,468,572 shares of common stock (the Shares), 400,000,000 of which are issuable pursuant to the Mast Hill Agreement, 170,000,000 of which underlie the Mast Hill EPA Warrants and 11,468,572 of which underlie the Darbie Warrants.

Common Stock Outstanding Before Offering	503,824,830 shares of common stock.
Common Stock Outstanding After Offering

1,085,293,402 shares of common stock, assuming all 400,000,000 Shares are sold to Mast Hill under the Mast Hill Agreement, all 170,000,000 Shares are issued pursuant to the Mast Hill EPAWarrants and all 11,468,572 Shares are issued pursuant to the Darbie Warrants.

Use of Proceeds

We will not receive any of the proceeds from the sale of the Shares registered hereunder. We will, however, receive proceeds from our sales of common stock to Mast Hill under the Mast Hill Agreement. We intend to use such proceeds, if any, for marketing and advertising, lab studies/testing, inventory, research and development, regulatory compliance, professional fees, general corporate purposes and working capital requirements.

Risk Factors

An investment in the Shares involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, Mast Hill of a significant amount of shares being registered in the Registration Statement of which this Prospectus forms a part at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by Mast Hill of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 6.

Trading Symbol	BBBT

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities, you should give careful consideration to the following risk factors, in addition to the other information included in this prospectus, including our financial statements and related notes, before deciding whether to invest in our securities. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Company

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. In its opinion on our financial statements for the year ended December 31, 2022, our independent auditors raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

There is doubt about our ability to develop as a viable business, and it is expected that we will need additional funding. Our current efforts are focused on developing sales of: (a) our MiteXstream biopesticide product; and (b) our Grizzly Creek Naturals CBD and other products. In addition, and assuming the availability of capital, of which there is no assurance, our parallel long-term efforts are focused on the establishment of a hemp processing facility under our Black Bird American Hemp division. To date, we have derived a modest level of revenues. We must obtain capital, in order to exploit the business potential of our products, in general, and, in particular, MiteXstream. There can be no assurance that any one of our business activities will prove to be successful.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred significant losses in prior periods. For the years ended December 31, 2022 and 2021, we incurred a net loss of $1,658,766 and $1,811,302, respectively, had net cash used in operating activities of $1,032,574 and $992,428, respectively, and, as of such dates, we had an accumulated deficit of $4,279,949 and $2,621,183, respectively. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations. We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can manufacture and sell our MiteXstream biopesticide product in a manner that enables us to be profitable and meet customer requirements, raise sufficient capital in the public and/or private markets or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations. We have limited capital resources and operations. To date, our operations have been funded from the proceeds of equity sales and debt financings. We will require substantial additional capital in the near future to accomplish our business objectives. We may be unable to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (a) our profitability; (b) the release of competitive products and services by our competition; (c) the level of our investment in research and development; and (d) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

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If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We may be unable to obtain sufficient capital to pursue our growth strategy. We do not possess sufficient financial resources to implement our complete business plan, including the commercial exploitation of MiteXstream. We are currently seeking available sources of capital. There is no assurance that we will obtain needed capital, nor is there any assurance that our business will be able to generate revenues that are sufficient to sustain our operations. We are not able to offer assurance that we will be able to obtain needed sources of financing to satisfy our working capital needs.

We do not have a successful operating history. We are without a history of successful business operations, which makes a purchase of Offered Shares speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations are subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products.

We have limited experience marketing and selling our MiteXstream biopesticide, and, if we are unable to expand, manage and maintain our sales and marketing organization we may not be able to generate revenue growth. Our company as limited experience in marketing and selling products like our MiteXstream biopesticide. We currently sell MiteXstream directly to customers through our website, through our Amazon Store page and through distributors. Our operating results will be directly dependent upon the efforts of our employees. If our direct sales efforts fail adequately to promote, market and sell our MiteXstream products our revenue may be adversely affected.

There are risks and uncertainties encountered by early-stage companies. As an early-stage company, we are unable to offer assurance that we will be able to overcome the lack of recognition for the MiteXstream and Grizzly Creek Naturals brand names and, later, the Black Bird American Hemp brand name, and our lack of capital.

We may not be successful in establishing our business model. We are unable to offer assurance that we will be successful in bringing our products to market and earning a profit from such efforts. Should we fail to implement successfully our business plan, you can expect to lose your entire investment in the Shares.

We may never earn a profit. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit from our operations.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

If we choose to acquire new and complementary businesses, products or technologies, we may be unable to complete these acquisitions or to successfully integrate them in a cost-effective and non-disruptive manner. Our success depends, in part, on our ability to continually enhance and broaden our product offerings in response to changing customer demands, competitive pressures and advances in technologies. Accordingly, although we have no current commitments with respect to any acquisition or investment, we may in the future pursue the acquisition of, or joint ventures relating to, complementary businesses, products or technologies instead of developing them ourselves. We do not know if we will be able to successfully complete any future acquisitions or joint ventures, or whether we will be able to successfully integrate any acquired business, product or technology or retain any key employees related thereto. Integrating any business, product or technology we acquire could be expensive and time-consuming, disrupt our ongoing business and distract our management. If we are unable to integrate any acquired businesses, products or technologies effectively, our business will be adversely affected. In addition, any amortization or charges resulting from the costs of acquisitions could increase our expenses.

We currently depend on the efforts of our executive officers’ serving without current compensation; the loss of these officers could disrupt our operations and adversely affect the development of our business. Our success in establishing our business operations will depend, primarily, on the continued service of our President, Fabian G. Deneault, and our Vice President, Eric Newlan. We have not yet entered into employment agreements with Messrs. Deneault and Newlan, although we expect to do so in the near future. (See “Executive Compensation”). However, the loss of service of either of such persons, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

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If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies concerning the market for MiteXstream, any of our Grizzly Creek Naturals CBD and other products or for our planned other industrial hemp products. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our executive officers. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations. Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. A severe or prolonged economic downturn, such as a global financial crisis, could result in a variety of risks to our business, including weakened demand for our MiteXstream biopesticide, and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our third-party manufacturer or suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our products. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the economic climate and financial market conditions could adversely affect our business.

Failure of a key information technology system, process or site could have an adverse effect on our business. We rely extensively on information technology systems to conduct our business. These systems affect, among other things, ordering and managing materials from suppliers, shipping products to customers, processing transactions, summarizing and reporting results of operations, complying with regulatory, legal or tax requirements, data security and other processes necessary to manage our business. If our systems are damaged or cease to function properly due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively compensate on a timely basis, we may experience interruptions in our operations, which could have an adverse effect on our business.

In addition, we accept payments for many of our sales through credit and debit card transactions, which are handled through a third-party payment processor. As a result, we are subject to a number of risks related to credit and debit card payments. As a result of these transactions, we pay interchange and other fees, which may increase over time and could require us to either increase the prices we charge for our products or experience an increase in our costs and expenses. In addition, as part of the payment processing process, we transmit our customers’ credit and debit card information to our third-party payment processor. We may in the future become subject to lawsuits or other proceedings for purportedly fraudulent transactions arising out of the actual or alleged theft of our customers’ credit or debit card information if the security of our third-party credit card payment processor is breached. We and our third-party credit card payment processor are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we or our third-party credit card payment processor fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, and there may be an adverse effect on our business.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business and results of operations. Our success depends to a significant degree on our ability to protect our proprietary technology, methodologies, know-how and our brand. We will rely on a combination of contractual restrictions, and other intellectual property laws and confidentiality procedures to establish and protect our proprietary rights. However, the steps we will take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology and our business may be harmed. In addition, defending our intellectual property rights might entail significant expense. We may be unable to prevent third parties from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

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As we expand our business, our plan is to enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other parties. No assurance can be given that these agreements will be effective in controlling access to and distribution of our proprietary information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our products, impair the functionality of our products, delay introductions of new products, result in our substituting inferior or more costly technologies into our products, or injure our reputation.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights. We do not currently have a patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third party that claims that our solution infringes its rights, the litigation could be expensive and could divert our management resources. As of the date of this Prospectus, we have not received any written notice of an infringement claim, invitation to license, or other intellectual property infringement action.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

•	Cease selling or using products that incorporate the intellectual property that we allegedly infringe;
•	Make substantial payments for legal fees, settlement payments or other costs or damages;
•	Obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or
•	Redesign the allegedly infringing products to avoid infringement, which could be costly, time-consuming or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Our Bylaws and certain provisions of Nevada law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest. Our Bylaws and certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. In general, a public Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, fifteen percent (15%) or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

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Risks Related to Our Business

We may not be able to compete effectively in our intended markets. None of our products enjoys name recognition and many of our competitors possess substantially greater resources, financial and otherwise, than does our company. There is no assurance that we will be able to establish our business and compete successfully in this environment.

We may suffer sluggish or negative sales growth as a result of the Coronavirus, or similar, pandemic. It is possible that the negative economic impact caused by the Coronavirus pandemic will result in long-term economic weakness in the United States and/or globally and our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to survive as a going business during any such long-term economic weakness.

Introduction of new products by competitors could harm our competitive position and results of operations. The respective markets for our products – MiteXstream, our Grizzly Creek Naturals CBD – are characterized by severe competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. In particular, with respect to our CBD products, we face the risk that there exist minimal barriers to the entry of competitors into the market segment.

Our future success will depend on our ability to gain product name recognition and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

If we fail to maintain a positive reputation with consumers concerning our products, we may not be able to develop loyalty to our products, and our operating results may be adversely affected. We believe a positive reputation with customers to be highly important in developing loyalty to our products. To the extent our products are perceived as low quality or otherwise not compelling to potential customers, our ability to establish and maintain a positive reputation and product loyalty may be adversely impacted.

We are subject to payment processing risk. A portion of purchases of our products are made online by customers using credit/debit cards. For the foreseeable future, we intend to rely on third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, our revenue, operating expenses and results of operation could be adversely impacted.

Laws and regulations affecting the regulated industrial hemp industry are in a constant state of flux, which could negatively affect our business, and we cannot predict the impact that future regulations may have on us. Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business operations. In addition, it is likely that regulations may be enacted in the future that will be directly applicable to our CBD business. We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor are we able to determine the effect any such additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our CBD business.

FDA regulation of industrial hemp and industrial-hemp-derived CBD could negatively affect the industrial hemp industry, which could adversely affect our financial condition. While the 2018 Farm Bill recently legalized industrial hemp, the U.S. Food and Drug Administration (FDA) intends to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA is in the process of issuing rules and regulations, including CGMPs (certified good manufacturing practices) related to the licensing of growth, cultivation, harvesting and processing of industrial hemp. Companies may need to perform clinical trials to verify efficacy and safety, which could prove costly and delay production and profits. It appears likely the FDA will require that facilities where hemp is grown be registered and comply with certain federally prescribed regulations which have not yet been released. In the event that some or all of these regulations are imposed, we are unable to predict what the impact would be on the industrial hemp industry, what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and or registration as may be prescribed by the FDA, we may be unable to continue to operate our business in its current form or at all, to the extreme detriment to our financial operating results and condition.

Because we manufacture and sell CBD products, it is possible that, in the future, we may have difficulty accessing the service of banks. While industrial hemp cultivation was legalized by the 2018 Farm Bill, the FDA is choosing to regulate certain hemp products, including CBD. It is possible that the circumstances surrounding the FDA’s handling of CBD-related issues could cause us to have difficulty securing services from banks, in the future.

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If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of our brands may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our brands, including MiteXstream, Grizzly Creek Naturals and Black Bird American Hemp, may be diminished, and the perception of our products may become confused in the marketplace. In such circumstance, our business could be adversely affected.

Our operating results can be expected to be seasonal. With respect to MiteXstream, sales can be expected to be seasonal in nature, with greater sales volumes occurring during the warmer months of the growing season. However, because our business is only in its nascent stage, we are unable to predict how our operating results will be affected by such seasonality.

Pests, disease, severe weather, natural disasters and other conditions could result in substantial losses to our planned industrial hemp crops and weaken our financial condition. Pests, crop disease, severe weather conditions, such as floods, droughts and windstorms, and natural disasters could adversely affect our ability to produce our planned industrial hemp crops. Should any such adverse event occur, it can be expected that we would lose our investment in the affected industrial hemp crops.

We could be subject to product liability claims. The sale of MiteXstream biopesticide and Grizzly Creek Naturals CBD and other products involves, and will involve, the risk of injury to customers and others. There can be no assurance that the use or consumption of any of one of our products will not cause a health-related illness or that it will not be subject to claims or lawsuits relating to such matters. We intend to purchase product liability insurance during February 2022. Any claims or liabilities might not be covered by our insurance, once obtained. Thus, there is no assurance that we would not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage, resulting in cash outlays that could, if significant enough in nature, materially and adversely affect our results of operations and financial condition.

Environmental and other regulation could adversely impact our planned industrial hemp farming business, by increasing production costs. Because our planned industrial hemp farming business can be expected to use fertilizers, pesticides and other agricultural products, we will be subject to regulations relating to their use and disposal. A decision by a regulatory agency to restrict significantly the use of such products that have traditionally been used in the production of hemp could have an adverse impact on us. In addition, if a regulatory agency were to determine our company not to be in compliance with a regulation in that agency’s jurisdiction, this could result in substantial penalties.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: the holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of: (a) the total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus (b) the number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights. Our directors own all of the outstanding shares of our Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

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We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Because our common stock is considered a “penny stock,” any investment in our common stock is considered to be a high-risk investment and is subject to restrictions on marketability. Our common stock is considered a “penny stock” because it is quoted on the OTC PINK and it trades for less than $5.00 per share. The OTC PINK is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets or the New York Stock Exchange. The SEC has rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock. Since our common stock is subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market in the future. We can provide no assurance that our common stock will be quoted or listed on any trading platform of higher quality than the OTC PINK, including the OTCQB, NASDAQ or any exchange, even if eligible, in the future.

It is possible that our common stock will continue to be thinly traded and its market price highly volatile. Our common stock is quoted in the over-the-counter market under the symbol “BBBT” in the OTC Pink marketplace of OTC Link. For over the past five years, our common stock has traded sporadically and has been extremely limited in nature. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will become robust or less volatile.

The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	changes in market valuations of other pesticide companies;
•	announcements of innovations or new products by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

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Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our current shareholders, including our management, hold shares of our restricted common stock, and are able to sell their shares in the market. In general, our officers and directors and 10% shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

As of the date of this Prospectus, there is a total of approximately 2,000,000,000 shares of our common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and pursuant to agreements. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

Our future results may vary significantly which may adversely affect the price of our common stock. It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of our company;
•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of our company are being made only in accordance with authorizations of management and/or directors of our company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

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State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus. If you purchase shares of our common stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, our common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for our common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his, her or its investment.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

USE OF PROCEEDS

This Prospectus relates to up to the 400,000,000 Shares that may be sold to Mast Hill pursuant to the Mast Hill Agreement and that may be offered and sold from time to time by Mast Hill. We will receive no proceeds from the sale of the Shares by the Selling Stockholders in this Offering. The proceeds from the sales will belong to the Selling Stockholders. However, we will receive proceeds from the sale of the Purchase Shares to Mast Hill pursuant to the Mast Hill Agreement.

We intend to use such proceeds, if any, for marketing and advertising, lab studies/testing, inventory, research and development, regulatory compliance, professional fees, general corporate purposes and working capital requirements. There can be no assurance that we will sell any of the Purchase Shares.

We cannot provide any assurance that we will be able to sell any of the Purchase Shares, such that the proceeds received would be a source of financing for us.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

DETERMINATION OF THE OFFERING PRICE

The Selling Stockholders will offer the Shares at the prevailing market prices or privately negotiated prices. The offering price of the Shares does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for the Shares in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC PINK tier of the OTC Markets under the symbol “BBBT.” Trading in OTC PINK stocks can be volatile, sporadic and risky, as thinly traded stocks tend to move more rapidly in price than more liquid securities. Such trading may also depress the market price of our common stock and make it difficult for our stockholders to resell their common stock.

The following table reflects the high and low closing price for our common stock for the periods indicated. The information was obtained from the OTC Markets Group, Inc. and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Year Ended December 31, 2022
March 31, 2022	$0.0145	$0.0136
June 30, 2022	$0.007	$0.0065
September 30, 2022	$0.0057	$0.0049
December 31, 2022	$0.009	$0.0006

Year Ended December 31, 2021
March 31, 2021	$0.03	$0.03
June 30, 2021	$0.0449	$0.0375
September 30, 2021	$0.029	$0.02
December 31, 2021	$0.0239	$0.021

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On March 22, 2023, the closing price of our Common Stock was $0.0005.

Shareholders of Record

As of March 22, 2023, we had 503,824,830 outstanding shares of common stock and there were approximately 78 record holders of our common stock. The number of record holders does not include persons who hold our common stock in nominee or “street name” accounts through brokers.

Dividends

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our common stock on the expectation of future dividends.

SELLING STOCKHOLDERS

On December 13, 2022, we entered into an Equity Purchase Agreement (the Mast Hill Agreement) with Mast Hill Fund, L.P. (Mast Hill, the Selling Stockholder), pursuant to which, and upon the terms and subject to the conditions thereof, Mast Hill is committed to purchase, on an unconditional basis, up to 400,000,000 shares of our common stock (the Purchase Shares) over the course of its term. The term of the Mast Hill Agreement will end on the earlier of (a) the date on which Mast Hill has purchased all of the 400,000,000 Shares pursuant to the Mast Hill Agreement, (b) December 13, 2024, (c) written notice of termination by us, (d) the date the Registration Statement is no longer effective, or (e) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of creditors.

From time to time over the term of the Mast Hill Agreement, commencing on the date the Registration Statement registering the Shares becomes effective, we may, in our sole discretion, provide Mast Hill with a purchase notice (each a “Purchase Notice”) to purchase a specified number of Purchase Shares (each a “Purchase Amount Requested”) subject to the limitations discussed below and contained in the Mast Hill Agreement. Upon delivery of a Purchase Notice, we must deliver the Purchase Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to Mast Hill within one trading day.

The actual amount of proceeds we receive pursuant to each Purchase Notice (each, the “Purchase Amount”) is determined by multiplying the Purchase Amount Requested by the applicable purchase price. The Purchase Price for each of the Put Shares equals 90% of the average of the two (2) lowest volume weighted average prices of the common stock for seven trading days (the Valuation Period) following the clearing date associated with the relevant put notice. The minimum amount of each put shall be $20,000 and the maximum shall be the lower of 150% of the average daily trading volume and $500,000.

In order to deliver a Purchase Notice, certain conditions set forth in the Mast Hill Agreement must be met. In addition, we are prohibited from delivering a Purchase Notice if the sale of Purchase Shares pursuant to such Purchase Notice would cause us to issue and sell to the Selling Stockholder, or the Selling Stockholder to acquire or purchase, a number of shares of our common stock that would result in Selling Stockholder beneficially owning more than 4.99% of the issued and outstanding shares of our common stock.

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By the terms of the Mast Hill Agreement, we agreed to file a registration statement to register the resale of the Purchase Shares. We agreed to (A) file the Registration Statement, (B) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (C) use our reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all of the Shares have been sold thereunder or pursuant to Rule 144.

J.H. Darbie & Co., a FINRA-registered broker, acted as a finder in connection with the execution and delivery of the Mast Hill Agreement. We will pay J.H. Darbie & Co. a finder’s fee equal to 3% of the gross proceeds from sales of Purchase Shares under the Mast Hill Agreement.

The issuance and sale of the Shares by us to Mast Hill under the Mast Hill Agreement was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of Mast Hill to us that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the shares for its own account and without a view to distribute them.

The Selling Stockholders may dispose of the Shares covered by this Prospectus from time to time at such prices as they may choose. The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholders and the percentage owned by the Selling Stockholders. Assuming all of the Shares are sold by the Selling Stockholders, the Selling Stockholders will not own one percent or more or our common stock.

Selling Stockholder	Beneficial Ownership Before the Offering(1)	Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage of Ownership After the Offering
Mast Hill Fund, L.P(2)	19,772,242(3)	570,000,000(4)	0(5)	0%
J.H. Darbie & Co.(6)	17,064,185(7)	11,468,572(8)	5,595,613(9)	Less than 1%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)

Patrick Hassani, the Chief Investment Officer of Mast Hill Fund, L.P., has voting and dispositive power over the shares of our common stock held by, or issuable to, Mast Hill Fund, L.P. The principal business address of Mast Hill Fund, L.P. is 48 Parker Road, Wellesley, Massachusetts 02482.

(3)	These shares have not been issued but underlie currently convertible instruments held by this Selling Stockholder.
(4)

400,000,000 of these shares of our common stock are to be sold by this Selling Stockholder pursuant to the Mast Hill Agreement; 170,00,000 of these shares of our common stock underlie the Mast Hill EPA Warrants.

(5)

Because this Selling Stockholder may offer and sell all or only some portion of the 570,000,000 shares of our common stock being offered pursuant to this Prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that this Selling Stockholder will hold upon termination of the offering.

(6)

Xavier Vicuna, Vice President of J.H. Darbie & Co., has voting and dispositive power over the shares of our common stock held by, or issuable to, J.H. Darbie & Co. The principal business address of J.H. Darbie & Co. is 40 Wall Street, New York, New York 10005.

(7)	These shares have not been issued but underlie currently convertible instruments held by this Selling Stockholder.
(8)	These shares of our common stock underlie the Darbie Warrants.
(9)

Because this Selling Stockholder may offer and sell all or only some portion of the 11,468,572 shares of our common stock being offered pursuant to this Prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that this Selling Stockholder will hold upon termination of the offering.

The Selling Stockholder has not had a material relationship with us or any of our affiliates, other than as a stockholder, at any time within the past three years.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on any trading market, stock exchange or other trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether trough an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell our common stock short and deliver the Shares to close out its short positions, or loan or pledge the securities to broker-dealers that, in turn, may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Stockholders inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. We are requesting that the Selling Stockholders confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholders.

We intend to keep this Prospectus effective until the earlier of (a) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (b) all of the Shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL PROCEEDINGS

General

There are no pending legal proceedings to which our company is a party or in which any director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or shareholder is a party adverse to us or has a material interest adverse to us.

BUSINESS

Background

Our company was incorporated in the State of Nevada in 2006 under the name “Cyprium Resources Inc.”, which was changed in August 2009 to “Digital Development Partners, Inc.” Our corporate name was changed to “Black Bird Biotech, Inc.,” effective June 14, 2021. Through 2014, our company was involved, first, in the mining industry and, then, in the communications industry. From 2015 until the January 2020 acquisition of Black Bird Potentials Inc., a Wyoming corporation (BB Potentials), our company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Our Board of Directors has adopted the business plan of BB Potentials and our ongoing operations now include those of BB Potentials.

Our principal executive office is located at 11961 Hilltop Road, Suite 22, Argyle, Texas 76226; our telephone number is 833-223-4204; our corporate website is located at: www.blackbirdbiotech.com. No information found on our company’s website is part of this Prospectus.

Preliminary Statements Regarding the COVID-19 Pandemic

The COVID-19 pandemic had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business, as well as to obtain needed inventory, due to supply chain delays. While these limitations have eased, we are unable to predict when such limitations will be entirely resolved.

Overall, our company is not of a size that required us to implement “company-wide” policies in response to the COVID-19 pandemic. Further, our product manufacturing operations have experienced no negative consequences attributable to the COVID-19 pandemic, inasmuch as these operations involve a limited number of persons.

For purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the impact of the COVID-19 pandemic or our responses thereto.

Our Company After Acquiring Black Bird Potentials Inc.

With the January 2020 acquisition of Black Bird Potentials Inc. (BB Potentials), our company emerged from its long-standing status as a “shell company.” Our Board of Directors has adopted the business plan of BB Potentials and our company’s ongoing operations now include those of BB Potentials.

Business Overview

MiteXstream. BB Potentials is the exclusive worldwide manufacturer and distributor of MiteXstream, an EPA-registered plant-based biopesticide effective in the eradication of mites and similar pests, including spider mites, a pest that destroys crops, especially cannabis, hops, coffee, and house plants, as well as molds and mildew.

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CBD and Other Products. Through BB Potentials, we manufacture and sell CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, under the Grizzly Creek Naturals brand name. Big Sky American currently distributes an array of consumer products, including the Grizzly Creek Naturals products, to retail locations in Western Montana.

MiteXstream

Worldwide Exclusivity. At the present time, our future success is primarily dependent upon our ability to achieve market penetration of MiteXstream.

Pursuant to a February 2021 Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”) with Touchstone Enviro Solutions, Inc. (“Touchstone”), a company owned by three of our directors, Fabian G. Deneault, L. A. Newlan, Jr. and Eric Newlan, BB Potentials possesses the exclusive rights, even as to Touchstone, to manufacture, sell and distribute MiteXstream, an EPA-registered biopesticide (EPA Reg. No. 95366-1). The exclusivity granted would be reduced to a status of non-exclusivity, should we fail to manufacture at least 2,500 gallons of concentrate in any year during the term of the New MiteXstream Agreement; provided, however, that such minimum required is deemed to have been satisfied through December 31, 2022. We are required to pay Touchstone a royalty of $10 per gallon of MiteXstream manufactured by us or by any sublicensee of ours. For no further consideration, we were granted the rights to use the “MiteXstream” trademark and the “Harnessing the Power of Water” trademark.

The New MiteXstream Agreement replaced a prior similar agreement with Touchstone (the “Original MiteXstream Agreement”) and served to expand our company’s rights with respect to MiteXstream. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”

(1)	Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2)	The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of our Company approved the New MiteXstream Agreement.

Approval as Biopesticide. Effective December 16, 2020, MiteXstream was approved as a biopesticide by the U.S. Environmental Protection Agency (EPA Reg. No. 95366-1). MiteXstream has been approved for sale in 44 states, with applications pending in the remaining states, except for California, the application for which is in the final stage of preparation. In addition, we intend to seek approval of MiteXstream in countries around the world, although no specific time for such actions has been set.

Sales and Distribution.

Online. We sell MiteXstream directly to customers though our website, MiteXstream.com. Our marketing efforts during the remainder of 2022 will be centered around driving customer traffic to the website for purchases MiteXstream, as well as to our Amazon page. Spire+ is focused on these efforts.

Spire+. In March 2022, our company launched the first major initiative in marketing our MiteXstream biopesticide on a national basis, when we entered into a consulting agreement with Spire+, a Cornelius, North Carolina-based leading sales and marketing agency that specializes in brand building, marketing, communications and business development. Spire+ has begun work to implement a comprehensive go-to-market strategy for MiteXstream, including e-commerce, traditional retail and a category-specific distribution model. Spire+, an affiliate of Spire Sports + Entertainment, LLC, has a long history of building and executing successful sales and marketing programs for brands, such as Toyota, 5-hour ENERGY, Auto-Owners Insurance, ENEOS Motor Oil, Petro-Canada, STP and Parker Hannifin.

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Other Opportunities. In March 2021, we entered into a distribution agreement with IFC Fulfillment Company (“IFC”), a Los Angeles-based export firm, whereby IFC was appointed the exclusive distributor for MiteXstream in China, Hong Kong and Taiwan. One of our Directors, Jack Jie Qin, facilitated the signing of the IFC Agreement. As of the date of this Annual Report, IFC has not made a sale of MiteXstream.

The Genesis of MiteXstream. Our President, Fabian G. Deneault, was, from 2017 through 2019, a licensed dispenser of medical marijuana (MMJ) in the State of Montana and, as such, was permitted to grow marijuana plants for use in his MMJ dispensary business. As a licensed medical marijuana grower, Mr. Deneault encountered infestations of spider mites on his plants. To combat the spider mites, Mr. Deneault developed the MiteXstream formulation (see “Product Effectiveness” below).

Mr. Deneault soon came to understand that the spider mite issue is a cannabis-industry-wide issue. In fact, all types of mites and similar pests are a significant pest in the production of a wide array of agricultural crops worldwide, including coffee, hops and strawberries, among other agricultural crops.

Product Effectiveness and Independent Testing. In original testing done by our company, we determined that, when mixed with water at the prescribed dilution rate, MiteXstream is effective in eliminating mites, including spider mites, and similar pests and their eggs, with no risk of plant damage. Additionally, MiteXstream eliminates molds and mildews on all types of plants.

Honey Bee Testing - Contact Toxicity and Oral Toxicity. Independent lab testing has proven MiteXstreamTM to be “NOT TOXIC” to honey bees when contacted topically or when ingested.

Performing Lab:	STILLMEADOW, Inc., Sugar Land, Texas.
Study Director:	Cole Younger, PhD., Entomologist, STILLMEADOW, Inc.

MiteXstream: Honey bee, Apis mellifera, Acute Contact Toxicity Limit Test	MiteXstream: Honey Bee, Apis mellifera, Acute Oral Toxicity Limit Test
Conclusion: With a mortality of 0% after 48 hours, MiteXstream was non-toxic when administered by contact to honey bees.	Conclusion: With a mortality of 0% after 48 hours, MiteXstream was non-toxic when ingested by honey bees.

BRIM Efficacy Testing. In February 2022, British Columbia, Canada-based laboratory Botanical Research in Motion (BRIM) published its Efficacy Testing Report on MiteXstream. The BRIM Report was authored by Dr. Fawzia Afreen, who, in addition to holding three international patents, publishing over 40 articles in peer-reviewed international journals and publishing two books, possesses nearly 20 years of experience in plant horticulture, plant tissue culture and plant production.

The BRIM Report, entitled “MiteXstream - a new, safe, environmentally friendly and the most effective biopesticide for controlling pests in Cannabis,” details the extensive testing procedures undertaken and ends with the following summary assessment:

“To summarize, the major findings of the study are: MiteXstream biopesticide can be a safe alternative of chemical pesticides and to achieve the maximum benefit the use of full-strength full strength concentration without any addition of surfactant is recommended. It can effectively control or eradicate the spider mites and powdery mildew as well as work as a preventative measure when applied at the appropriate dose, time, and stage. The use of MiteXstream is not limited to Cannabis it can be used to control pest infestation in a wide range of plants.”

Cannabis-Specific Independent Lab Testing. Based on independent lab testing, users of MiteXstream are able to treat their cannabis (marijuana) plants through the day of harvest and still satisfy state-level pesticide testing standards.

In January 2019, Stillwater Labs, an Olney, Montana-based medical marijuana testing facility, concluded its testing of a cannabis sample treated only with MiteXstream. In addition to testing for pesticides prohibited by the State of Montana, Stillwater Labs also tested for pesticides prohibited by the State of Oregon, the most stringent state-level marijuana testing standard. The results of this testing, presented as being measured in parts per billion (PPB), are set forth below.

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Montana Pesticide Testing Standard

Analyte	Montana Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)	Analyte	Montana Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)
Abamectin	500	0	Imidacloprid	400	0
Acequinocy	2000	0	Myclobutanil	200	0
Bifenazate	200	0	Paclobutrazol	400	0
Bifenthrin	200	0	Pyrethrin I	1000	0
Chlormequat Chloride	1000	0	Spinosyn A	200	0
Cyfluthrin	1000	0	Spinosyn D	200	0
Daminozide	1000	0	Spiromefesin	200	0
Etoxazole	200	0	Spirotetramat	200	0
Fenoxycarb	200	0	Trifloxystrobin	200	0
Imazalil	200	0

Oregon Pesticide Testing Standard

Analyte	Oregon Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)	Analyte	Oregon Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)
Abamectin	0	0	Clofentezine	200	0
Acequinocy	0	0	Cypermethrin	1000	0
Bifenazate	0	0	Diazinon	200	0
Bifenthrin	0	0	Dichlorvos	100	0
Chlormequat Chloride	0	0	Dimethoate	200	0
Cyfluthrin	0	0	Etofenprox	400	0
Daminozide	0	0	Fenpyroximate	400	0
Etoxazole	0	0	Fipronil	400	0
Fenoxycarb	0	0	Flonicamid	1000	0
Imazalil	0	0	Fludioxonil	400	0
Imidacloprid	0	0	Hexythiazox	1000	0
Myclobutanil	0	0	Kresoxym-methyl	400	0
Paclobutrazol	0	0	Malathion	200	0
Pyrethrin I	0	0	Metalaxyl	200	0
Spinosyn A	0	0	Methiocarb	200	0
Spinosyn D	0	0	Methomyl	400	0
Spiromefesin	0	0	Oxamyl	1000	0
Spirotetramat	0	0	Permethrins	200	1*
Trifloxystrobin	0	0	Phosmet	200	0
Acephate	0	0	Piperonyl Butoxide	2000	0
Acetamiprid	0	0	Prallethrin	200	0
Aldicarb	0	0	Propiconazole	400	0
Azoxystrobin	0	0	Pyridaben	200	0
Boscalid	0	0	Spiroxamine	400	0
Carbaryl	0	0	Tebuconazole	400	0
Carbofuran	0	0	Thiacloprid	200	0
Chloantraniliprole	0	0	Thiamethoxam	200	0
Chlorpyrifos	0	0

  * Noted in the report of Stillwater Labs as possible ambient environmental contamination.

Competition. The pesticide industry is characterized by severe competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. Many of our competitors possess substantially greater resources, financial and otherwise, than does our company. In addition, MiteXstream lacks name recognition. Our future success will depend on our ability to gain product name recognition and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations. There is no assurance that we will ever overcome these challenges.

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Regulation. Field testing, production and marketing of pesticide products are regulated by federal, state, local and foreign governments. The EPA regulates pesticides in the U.S. under the Federal Insecticide, Fungicide and Rodenticide Act, as amended (“FIFRA”). Pesticides also are regulated by the states. MiteXstream is registered under FIFRA and, prior to sale in any state, will be approved by such state.

CBD and Other Products

CBD Products. We have created “Grizzly Creek Naturals” as the brand name for our CBD-related products, which are manufactured by our company using CBD purchased from third parties. Our line of Grizzly Creek Naturals CBD products are currently manufactured by BB Potentials. The Grizzly Creek Naturals product line includes CBD Oils, CBD Body Butter, CBD Lip Balm, CBD Sports Roll-on and CBD Bath Bombs. In addition, we sell CBD gummies on a private-label basis.

Other Products. Since Big Sky American started its distribution efforts, we have distributed a wide array of non-CBD consumer items to retail locations in Western Montana. These products include food items, clothing items and items associated with outdoor activities.

During the COVID-19 pandemic, we began the manufacture and sale of our Grizzly Creek Naturals hand sanitizer to distributors, directly to retail customers and directly to consumers through our website, after completed our FDA product listing in March 2020. We determined recently to cease the production of our hand sanitizer products.

Distribution.

In-House Distribution. Since it began to manufacture and sell its CBD products in mid-2019, BB Potentials has self-distributed its products. In December 2020, these distribution efforts we formalized with the formation of Big Sky American. Big Sky American currently distributes an array of consumer products, including the Grizzly Creek Naturals CBD products, to retail locations in Western Montana. In December 2020, Big Sky American entered into an asset purchase agreement (the “Big Sky APA”), whereby it purchased certain distribution-related assets associated with approximately 200 retail locations in Western Montana for $200,000 in cash. These assets became available for purchase, due their owner’s determination to terminate its distribution business in such locations. The closing of under the Big Sky APA occurred in February 2021.

Online. Our Grizzly Creek Naturals products are sold to consumers through our website, GrizzlyCreekNaturals.com.

Third-Party Distributors. In 2020, we entered into a letter agreement with Las Vegas, Nevada-based Hope Botanicals LLC (the “Hope Distributor”), with respect to its selling our products primarily in the Las Vegas area and the Hope Distributor continues to purchase small amounts of products from us.

We continue to seek additional distributors who are able to demonstrate, to our management’s satisfaction, an ability to develop sales for our Grizzly Creek Naturals CBD products.

Perceived Benefits of CBD. The recent growth in sales of CBD products is primarily due to perceived benefits expressed by those who have used CBD products. While our company does not make any claims as to the effectiveness or potential benefits of CBD, the following perceived benefits expressed by those who have used CBD products include, among others:

• Relief for Chronic Pain • Reduces Seizures • Reduces Anxiety and Depression • Reduces Inflammation	• Promotes Healthy Weight • Improves Heart Health • Improves Skin Conditions
(Source: CBD Oil Benefits and Uses for Pain, Anxiety, Cancer and More, Dr. Josh Axe, DC, DMN, CNS; https://draxe.com/cbd-oil-benefits)

Competitive Strengths and Weaknesses. With respect to our Grizzly Creek Naturals products, we believe our company possesses the following competitive strengths and weaknesses:

Competitive Strengths:	• our products are produced using high-quality ingredients • we enjoy low overhead costs

Competitive Weaknesses:	• none of our products enjoys brand name recognition • we possess limited capital • we have limited personnel

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Competition. The competition for customers in the CBD market is highly competitive and highly fragmented, with no significant barriers to entry. We expect competitive conditions to increase over time. There is no assurance that our Grizzly Creek Naturals CBD products will achieve profitability in the face of such competition.

Regulation. Under the 2018 Farm Bill, CBD products may be sold legally, if and only if the hemp from which the CBD is derived is produced in a manner consistent with the 2018 Farm Bill, associated federal regulations, associated state regulations and by a licensed grower. Our CBD products are in compliance with the provisions of the 2018 Farm Bill.

Industrial Hemp-Related Activities

In 2020, we formed a division of our company that was to focus on industrial hemp-related business opportunities under the “Black Bird American Hemp” brand name. During 2020 and early 2021, Black Bird American Hemp sought to develop industrial hemp processing operations in the State of Montana. However, during 2021, our management determined that market conditions, especially as it relates to attracting investors, related to the industrial hemp industry had waned, and we suspended our industrial hemp activities for the foreseeable future.

During 2020 and 2021, BB Potentials was a licensed hemp grower in Montana under the Montana Hemp Pilot Program. BB Potentials did not grow commercial quantities of hemp during either year. No 2022 application for a license was submitted by BB Potentials.

Insurance

We have not yet purchased product liability or other insurance. However, our management intends to secure a commercially reasonable product liability insurance policy in February 2022.

Intellectual Property

In General. We regard our rights to intellectual property pertaining to “MiteXstream” and “Grizzly Creek Naturals” and our business know-how as having significant value and as being an important factor in the marketing of our products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Patents. Currently, we own no interest in any patent or patent application. None of the products that we sell in our business is the subject of any patent or patent application. Due to such lack of patent protection, neither our company nor our licensor may be able to defend our or its rights to such intellectual property.

Trademarks. We are the owner of the “Grizzly Creek Naturals” and “Black Bird American Hemp” trademarks and have the exclusive right to the use of the “MiteXstream” trademark. In addition, we have the right to use the “Harnessing the Power of Water” trademark, in associated with MiteXstream. We have filed a trademark application with the U.S. Patent and Trademark Office with respect to “MiteXstream.” It is intended that, in the near future, filings for the registration of our other trademarks will be made with the U.S. Patent and Trademark Office will be made.

Property

From 2014 through May 2020, our current Director and former CEO, Jack Jie Qin, provided office space to our company at no cost.

In May 2020, BB Potentials entered into a facility lease with Grizzly Creek Farms, LLC, an entity owned by one our Directors, Fabian G. Deneault, with respect to approximately 2,000 square feet of manufacturing space located in Ronan, Montana. Monthly rent under such lease was $1,500 and the initial term of such lease expired in December 2025. This lease was terminated effective April 1, 2021. Since such date, Mr. Deneault permits BB Potentials to utilize the previously-leased facility for storage, at no charge.

The following sets forth information concerning the sole operating lease for the facility maintained by us as of the date of this Prospectus.

Address	Description	Use	Yearly Rent		Expiration Date
11961 Hilltop Road Suite 22 Argyle, Texas 76226	Office/Warehouse (1,500 sq. ft.)	Administrative/ Warehousing	$8,700	*	January 31, 2025

*

We are a co-lessee under the lease agreement by which we rent this facility. Our co-lessee is Petro X Solutions, Inc., a  wholly-owned subsidiary of Accredited Solutions, Inc., a publicly-traded company (symbol: GHMP), an affiliate our company. By agreement with Petro X Solutions, we are each responsible for 50% of the rent and all tenancy-related expenses. However, should Petro X Solutions default in its rent obligations, our company would be responsible for paying the entire monthly rental amount of $1,450.

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We own no real property.

Employees

We currently have four employees, in addition to our current executive officers. Upon our obtaining adequate funding, we expect that we would hire a small number of additional employees. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed on a consulting basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Prospectus. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Effects of COVID-19

The COVID-19 pandemic had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business, as well as to obtain needed inventory, due to supply chain delays. While these limitations have eased, we are unable to predict when such limitations will be entirely resolved.

Overall, our company is not of a size that required us to implement “company-wide” policies in response to the COVID-19 pandemic. Further, our product manufacturing operations have experienced no negative consequences attributable to the COVID-19 pandemic, inasmuch as these operations involve a limited number of persons.

For purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

Basis of Presentation

This Management’s Discussion and Analysis of Financial Condition and Results of Operations section includes financial results of our company, Black Bird Biotech, Inc., including its subsidiaries, Black Bird Potentials Inc. (BB Potentials), Big Sky American Dist., LLC (Big Sky American) and Black Bird Hemp Manager, LLC, for the years ended December 31, 2022 and 2021.

Cautionary Statement

The following discussion and analysis should be read in conjunction with our financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described herein under “Disclosure Regarding Forward-Looking Statements.” We assume no obligation to update any of the forward-looking statements included herein.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Critical Accounting Policies

In General. Our accounting policies are discussed in detail in the footnotes to our financial statements beginning on page F-1. We consider our critical accounting policies related to revenue recognition, inventory and fair value of financial instruments.

Change in Accounting Principle. In August 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) 2020-06-Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging- Contracts in Entity's Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity's Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020. Our company has early-adopted ASU 2020-06 for the year beginning January 1, 2021.

Overview and Outlook

With the acquisition of BB Potentials effective January 1, 2020, BB Potentials’ operations became the operations of our company.

Through BB Potentials, our company is the exclusive worldwide manufacturer and distributor of MiteXstream, an EPA-registered plant-based biopesticide (EPA Reg. No. 95366-1) effective in the eradication of mites and similar pests, including spider mites, a pest that destroys crops, especially cannabis, hops, coffee, and house plants, as well as molds and mildew. Also through BB Potentials, we manufacture and sell CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, under the Grizzly Creek Naturals brand name. Big Sky American distributes our Grizzly Creek Naturals products, as well as an array of other consumer retail products, in Western Montana. In addition, for 2020 and 2021, BB Potentials was a licensed grower of industrial hemp under the Montana Hemp Pilot Program and, in connection therewith, established “Black Bird American Hemp” as the brand name under which these efforts were to be conducted. For the foreseeable future, we have suspended our hemp-related efforts.

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Principal Factors Affecting Our Financial Performance

Following our acquisition of BB Potentials, our future operating results can be expected to be primarily affected by the following factors:

•	our ability to establish and maintain the value proposition of our MiteXstream biopesticide, vis-a-vis other available pest control products;
•	our ability to generate sales channels for MiteXstream; and
•	our ability to contain our operating costs.

Results of Operations

Years Ended December 31, 2022 (“Fiscal 2022”) and 2021 (“Fiscal 2021”). During Fiscal 2022, we established a MiteXstream Store on Amazon.com, which accounted for approximately $3,500 in sales. While these sales demonstrated the economic viability of MiteXstream, such sales were not at a level that provided cash for use in our overall operations. During 2023, we intend to increase our Amazon-specific marketing, in an attempt to garner more sales through our Amazon Store.

Our purchase of certain distribution-related assets in Fiscal 2021 pursuant to the Big Sky APA was made with an expectation that an immediately accessible larger number of retail locations would allow us to increase more quickly sales of our CBD products. Big Sky American, since beginning its consumer product distribution operations in Northwest Montana in April 2021, had a positive impact on our Fiscal 2021 operating results, when compared to our prior operating results. However, the anticipated increase in sales of our CBD products has not occurred. Rather, sales of non-CBD consumer products, in large measure, accounted for the overall increase in our product sales for Fiscal 2021. During Fiscal 2021, sales of MiteXstream were insignificant.

During Fiscal 2022, our business operations generated $82,563 in revenues from sales with a cost of goods sold of $49,551, resulting in a gross profit of $33,012. During Fiscal 2021, our business operations generated $104,458 in revenues with a cost of goods sold of $84,871, resulting in a gross profit of $19,587. While we had a small level of sales of MiteXstream during 2022, the decline in our revenues from the year ended December 31, 2021, is attributable primarily to the significant drop in tourism in Western Montana during the summer of 2022, due to inflationary pressures that resulted an extreme increase in gas prices.

During Fiscal 2022, we incurred operating expenses of $1,321,345, which were comprised of $231,630 in consulting services, $5,337 in website expenses, $43,247 in legal and professional services, $4,800 in rent, $234,519 in advertising and marketing expense and $673,621 in general and administrative expense, resulting in a net operating loss of $1,288,333. In addition, we incurred interest expense of $370,587, resulting in a net loss for Fiscal 2022 of $1,658,766.

During Fiscal 2021, we incurred operating expenses of $1,470,714, which were comprised of $725,240 in consulting services ($573,348 of which was paid by the issuance of common stock), $12,328 in website expenses, $84,457 in legal and professional services, $10,320 in rent, $5,234 in advertising and marketing expense and $523,478 in general and administrative expense, resulting in a net operating loss of $1,451,127. In addition, we incurred interest expense of $285,327, resulting in a net loss for Fiscal 2021 of $1,811,302.

We expect that our revenues will increase from quarter to quarter beginning with the first quarter of 2023, as sales of MiteXstream and Grizzly Creek Naturals products are expected to increase from our continuing marketing efforts. There is no assurance that such will be the case, and we expect to incur operating losses through at least December 31, 2023. Further, because of our relative current lack of capital and the current lack of brand name awareness of MiteXstream, we cannot predict the levels of our future revenues.

Further, because of our relative current lack of capital and the current lack of brand name awareness of MiteXstream and Grizzly Creek Naturals, we cannot predict the levels of our future revenues. However, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business.

Plans for 2023

Substantially all of our available capital, financial and human, will be devoted to increasing sales of MiteXstream. Through our marketing consulting agreement with Spire+, we are implementing a comprehensive go-to-market strategy for MiteXstream, including e-commerce, traditional retail and a category-specific distribution model. In addition, our internal efforts will be focused on developing sales channels outside the scope of the Spire+ efforts. There is no assurance that we will be successful in increasing sales of MiteXstream.

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Financial Condition, Liquidity and Capital Resources

December 31, 2022. At December 31, 2022, our company had $44,448 in cash and a working capital deficit of $726,463, compared to $499,766 in cash and working capital of $574,165 at December 31, 2021. The change in our working capital position from December 31, 2021, to December 31, 2022, is attributable primarily to our incurring $1,013,980 in debt and our repayment of $510,560 in debt, the payment of significantly increased marketing expenses and the payment of operating expenses.

Our company’s current cash position of approximately $30,000 is not adequate for our company to maintain its present level of operations through the second quarter of 2023. We must obtain additional capital from third parties to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

Capital Sources. We have derived capital from sales of our common stock and from loans. Our capital sources are described below.

Regulation A Offerings. In May 2020, our company filed an Offering Statement on Form 1-A (File No. 054-11215) (the “Reg A #1”) with the SEC with respect to 70,000,000 shares of common stock, as amended, which was qualified by the SEC on August 4, 2020. During the year ended December 31, 2021, we sold a total of 4,875,000 shares of common stock for a total of $195,000 in cash, under the Reg A #1, which expired by its terms on August 4, 2021. At the end of August 2021, our company filed a second Offering Statement on Form 1-A (File No. 024-11621) (the “Reg A #2”) with the SEC with respect to 100,000,000 shares of common stock, as amended, which was qualified by the SEC on September 9, 2021. During the year ended December 31, 2021, we sold a total of 93,033,333 shares of common stock for a total of $1,395,500 in cash, under the Reg A #2.

Third-Party Loans.

Tri-Bridge Ventures LLC. In April 2020, the Company obtained a loan in the amount of $25,000 from Tri-Bridge Ventures LLC. In consideration of such loan, the Company issued a $25,000 face amount convertible promissory note (the “Tri-Bridge Note”) bearing interest at 10% per annum, with principal and interest due in January 2021. Tri-Bridge Note is convertible into shares of the Company’s common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020.

During the year ended December 31, 2022, the Tri-Bridge Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted	Conversion Price Per Share	Number Shares
$25,000	$0.001	24,999,998
Total Converted: $25,000		Total Shares: 24,999,988

At December 31, 2022 and 2021, accrued interest on the Tri-Bridge Note was $-0- and $4,178, respectively. The $4,178 in accrued interest was forgiven by Tri-Bridge.

EMA Financial, LLC. In December 2020, the Company obtained a loan from EMA Financial, LLC which netted us $50,000 in proceeds. In consideration of such loan, the Company issued a $58,600 face amount convertible promissory note (the “EMA Note”), with OID of $4,100, bearing interest at 10% per annum, with principal and interest due in September 2021. The Company had the right to repay the EMA Note at a premium ranging from 120% to 145% of the face amount. The EMA Note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 60% of the market price of the Company’s common stock on the date of issuance of the EMA Note and the date of conversion, any time after June 15, 2021.

In June 2021, the EMA Note was repaid in full in the amount of $93,697.70, as follows: $58,600 in principal; $3,499.30 in interest; and $31,598.40 as a prepayment premium.

Power Up Lending Group Ltd. In January 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $52,000 in proceeds. In consideration of such loan, the Company issued a $55,500 face amount convertible promissory note (“Power Up Note #1”) bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the Power Up Note #1 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #1 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #1 and the date of conversion, any time after July 14, 2021.

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During the year ended December 31, 2021, the Power Up Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted	Conversion Price Per Share	Number Shares
$15,000	$0.0162	925,926
$20,000	$0.0143	1,398,601
$20,500	$0.0143	1,666,434
Total Converted: $55,500		Total Shares: 3,990,961

SE Holdings, LLC. In February 2021, the Company obtained a loan from SE Holdings LLC which netted the Company $106,000 in proceeds. In consideration of such loan, the Company issued a $121,000 face amount promissory note (the “SE Holdings Note”), with OID of $15,000, bearing interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in July 2021. The Company had the right to repay the SE Holdings Note at any time. Should the Company have been in default on SE Holdings Note, the SE Holdings Note would have become convertible into shares of the Company’s common stock at a conversion price equal to the lesser of the lowest closing bid price of the Company’s commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of the SE Holdings Note. In addition, the Company issued 2,000,000 shares of its common stock to SE Holdings as a commitment fee, which shares were valued at $0.065 with a 50% discount per share, or $65,000, in the aggregate.

Through September 2021, the Company had repaid $45,375 of the SE Holdings Note, in accordance with the terms of the SE Holdings Note. In October 2021, the remaining balance of the SE Holdings Note, $75,625, was repaid by the Company.

Power Up Lending Group Ltd. In February 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $43,500 in proceeds. In consideration of such loan, the Company issued a $43,500 face amount convertible promissory note (“Power Up Note #2”) bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the Power Up Note #2 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #2 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #2 and the date of conversion, any time after August 17, 2021.

During the year ended December 31, 2021, the Power Up Note #2 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted			Conversion Price Per Share	Number Shares
	$15,000		$0.0137		1,094,891
	$20,000		$0.0093		2,150,538
	$11,110	*	$0.0081		1,371,605
Total Converted:	46,110			Total Shares:	4,617,034
* This amount includes $2,610 of interest.

Power Up Lending Group Ltd. In April 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $68,750 in proceeds. In consideration of such loan, the Company issued a $68,750 face amount convertible promissory note (“Power Up Note #3”) bearing interest at 12% per annum, with principal and interest due in April 2022. The Company had the right to repay the Power Up Note #3 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #3 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #3 and the date of conversion, any time after October 22, 2021.

In September 2021, the Power Up Note #3 was repaid in full by the Company, as follows: $68,750.00 in principal, $27,500.00 in additional principal as a prepayment premium and $5,063.01 in interest, a total repayment amount of $101,313.01.

Power Up Lending Group Ltd. In August 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $78,750 in proceeds. In consideration of such loan, the Company issued a $78,750 face amount convertible promissory note (“Power Up Note #4”) bearing interest at 12% per annum, with principal and interest due in August 2022. The Company had the right to repay the Power Up Note #4 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #4 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #4 and the date of conversion, any time after October 22, 2021.

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In September 2021, the Power Up Note #4 was repaid in full by the Company, as follows: $78,750.00 in principal, $15,750.00 in additional principal as a prepayment premium and $5,393.84 in interest, a total repayment amount of $99,893.84.

FirstFire Global Opportunities Fund LLC. In September 2021, the Company obtained a loan from FirstFire Global Opportunities Fund LLC which netted the Company $125,000 in proceeds. In consideration of such loan, the Company issued a $250,000 face amount convertible promissory note (“FirstFire Note”), with OID of $125,000, due in September 2022. The Company had the right to repay the FirstFire Note at anytime, with a 20%, or $50,000, reduction in principal owed if repaid in full on or before November 30, 2021. The FirstFire Note was convertible into shares of the Company’s common stock at a conversion price equal to $.015 per share, any time after December 1, 2021.

Prior to November 30, 2021, the FirstFire Note was repaid in full by the Company, in the amount of $200,000 (which included a $50,000 reduction in principal owed, due to the FirstFire Note’s being repaid in full on or before November 30, 2021).

Tiger Trout Capital Puerto Rico, LLC. In September 2021, the Company obtained a loan from Tiger Trout Capital Puerto Rico, LLC which netted the Company $250,000 in proceeds. In consideration of such loan, the Company issued a $500,000 face amount convertible promissory note (“Tiger Trout Note”), with OID of $250,000, with principal due in September 2022. The Company has the right to repay the Tiger Trout Note at anytime, with a 10%, or $50,000, reduction in principal owed if repaid in full on or before November 30, 2021. The Tiger Trout Note is convertible into shares of the Company’s common stock at a conversion price equal to $.015 per share, any time after December 1, 2021.

During the year ended December 31, 2022, the Company repaid in full the remaining $200,000 balance of the Tiger Trout Note.

1800 Diagonal Lending LLC. In March 2022, the Company obtained a loan from Sixth Street Lending LLC, who later assigned the loan to an affiliated company, 1800 Diagonal Lending LLC, which netted the Company $200,000 in proceeds. In consideration of such loan, the Company issued a $228,200 face amount promissory note (the “1800 Diagonal Note #1”), with OID of $24,450 and a one-time interest charge of $25,102, with principal and interest payable in 10 equal monthly payments of $25,330.20 beginning in May 2022. The Company has the right to repay the 1800 Diagonal Note #1 at any time, without penalty. Should the Company become in default on the 1800 Diagonal Note #1, the 1800 Diagonal Note #1 becomes convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

As of December 31, 2022, the Company was current in its repayment obligations under the 1800 Diagonal Note #1 and the 1800 Diagonal Note #1 had a remaining balance of $50,660 at December 31, 2022.

Talos Victory Fund, LLC. In May 2002, the Company obtained a loan from Talos Victory Fund, LLC which netted the Company $107,780 in proceeds. In consideration of such loan, the Company issued a $135,000 face amount promissory note (the “Talos Note #1”), with OID of $13,500, commissions of $9,720 and legal fees of $4,000. The Talos Note #1 is due in May 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.005 per share, subject to a 4.99% equity blocker.

During the year ended December 31, 2022, $16,200 in accrued interest on the Talos Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$16,200	$0.001		16,200,000
Total Converted:	$16,200		Total Shares:	16,200,000

During the year ended December 31, 2022, $28,500 in principal on the Talos Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$28,500	$0.001		28,500,000
Total Converted:	$28,500		Total Shares:	28,500,000

At December 31, 2022, the Talos Note #1 had a remaining balance of $106,500.

Subsequent to December 31, 2022, the Talos Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$106,500	$0.001		106,500,000
Total Converted:	$106,500		Total Shares:	106,500,000

Mast Hill Fund, L.P. In May 2002, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $200,000 in proceeds. In consideration of such loan, the Company issued a $250,000 face amount promissory note (the “Mast Hill Note #1”), with OID of $25,000, commissions of $18,000 and legal fees of $7,000. The Mast Hill Note #1 is due in May 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.005 per share, subject to a 4.99% equity blocker.

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In December 2022, the Mast Hill Note #1 was amended to increase the principal by $100,000, which amount represents financing fees. Also in December 31, 2022, the Company repaid $100,000 in principal of the Mast Hill Note #1.

During the year ended December 31, 2022, $9,500 in principal, $30,000 in interest and $7,000 in fees with respect to the Mast Hill Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$46,500	$0.001		46,500,000
Total Converted:	$46,500		Total Shares:	46,500,000

 At December 31, 2022, the Mast Hill Note #1 had a remaining balance of $240,500.

GS Capital Partners, LLC. In June 2022, we obtained a loan from GS Capital Partners, LLC which netted our company $63,650 in proceeds. In consideration of such loan, we issued a $70,000 face amount promissory note (the “GS Capital Note #1”), with OID of $6,500, a finder’s fee of $4,900 and legal fees of $3,000, with principal and interest payable in 10 equal monthly payments of $7,840 beginning in September 2022. The Company has the right to repay the GS Capital Note #1 at any time, without penalty. Should the Company become in default on the GS Capital Note #1, the GS Capital Note #1 becomes convertible into shares of the Company’s common stock at a conversion price equal to 70% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

As of December 31, 2022, the Company was current in its repayment obligations under the GS Capital Note #1 and the GS Capital Note #1 had a remaining balance of $42,000 at September 30, 2022.

Boot Capital, LLC. In August 2022, the Company obtained a loan from Boot Capital, LLC which netted the Company $56,000 in proceeds. In consideration of such loan, the Company issued a $61,600 face amount promissory note (the “Boot Capital Note #1”), with OID of $5,600, commissions of $3,360 and legal fees of $2,500. The Boot Capital Note #1 is due in August 2023 and is convertible into shares of the Company’s common stock at any time after 180 days of issuance at a conversion price at a 40% discount to the then-market price of the Company’s common stock, subject to a 4.99% equity blocker.

At December 31, 2022, the Boot Capital Note #1 had a remaining balance of $61,600.

Mast Hill Fund, L.P. In September 2022, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $130,500 in proceeds. In consideration of such loan, the Company issued a $145,000 face amount promissory note (the “Mast Hill Note #2”), with OID of $14,500, commissions of $10,440 and legal fees of $3,000. The Mast Hill Note #2 is due in September 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.0025 per share, subject to a 4.99% equity blocker.

At December 31, 2022, the Mast Hill Note #2 had a remaining balance of $145,000.

Subsequent to December 31, 2022, $6,250 in principal of the Boot Capital Note #1 has been repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$6,250	$0.001		20,833,333
Total Converted:	$6,250		Total Shares:	20,8333,333

1800 Diagonal Lending LLC. In November 2022, the Company obtained a loan from 1800 Diagonal Lending LLC which netted the Company $100,000 in proceeds. In consideration of such loan, the Company issued a $103,750 face amount convertible promissory note (“1800 Diagonal Note #2”) bearing interest at 10% per annum, with principal and interest due in November 2023. The Company has the right to repay the 1800 Diagonal Note #2 at a premium ranging from 120% to 125% of the face amount. The 1800 Diagonal Note #2 is convertible into shares of the Company’s common stock at a conversion price equal to 65% multiplied by the average of the two lowest trading prices of the Company’s common stock during the 15 trading days prior to the applicable conversion date, any time after May 7, 2023.

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At December 31, 2022, the 1800 Diagonal Note #2 had a remaining balance of $103,750.

Mast Hill Fund, L.P. In December 2022, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $179,650 in proceeds. In consideration of such loan, the Company issued a $223,000 face amount senior secured promissory note (the “Mast Hill Note #3”), with OID of $22,300, commissions of $16,050 and legal fees of $5,000. The Mast Hill Note #3 is due in December 2023 and is convertible into shares of our common stock at any time at a conversion price of $.001 per share, subject to a 4.99% equity blocker. In connection with the Mast Hill Note #3, we issued to Mast Hill 223,000,000 cashless warrants with an exercise price of $.001 per share. Additionally, we issued 11,468,572 cashless warrants with an exercise price of $0.0014 per share to Darbie, as a placement agent fee, in connection with the Mast Hill Note #3.

At December 31, 2022, the Mast Hill Note #3 had a remaining balance of $223,000.

1800 Diagonal Lending LLC. In January 2023, we obtained a loan from 1800 Diagonal Lending LLC, which netted the Company $125,330.20 in proceeds. In consideration of such loan, the Company issued a $144,569.20 face amount promissory note (the “1800 Diagonal Note #3”), with OID of $15,489, a one-time interest charge of $17,348.30, legal fees of $3,000 and $750 in due diligence fees, with principal and interest payable in 10 equal monthly payments of $16,191.75 beginning in February 2023. The Company has the right to repay the 1800 Diagonal Note #3 at any time, without penalty. Should the Company become in default on the 1800 Diagonal Note #3, the 1800 Diagonal Note #3 becomes convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

Related Party Loans. During the year ended December 31, 2021, we obtained an advance from one of our officers and directors, Eric Newlan, as follows:

In June 2021, Mr. Newlan advanced the sum of $93,732.70 to the Company. The funds were used to repay the EMA Financial Note (the total repayment amount was $93,697.70: $58,600 in principal; $3,499.30 in interest; and $31,598.40 as a prepayment premium). Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At December 31, 2021, such loan had been repaid in full, in the amount of $93,697.70.

During the years ended December 31, 2021 and 2020, advances of $772 and $6,670 were received from Astonia LLC. The amounts due Astonia LLC bear interest at 5% per year and have a maturity of one year. As of December 31, 2022 and 2021, the Company owed Astonia LLC $5,242 and $5,242 in principal, respectively, and $491 and $268 in accrued and unpaid interest, respectively.

Inflation

Our management believes economic conditions point toward continuing significant inflationary pressures for the foreseeable future. However, no prediction can be made in this regard and, further, no prediction can be made with respect to how the potential impact any inflation would affect our future results of operations. However, during the summer of 2022, the sales of our Big Sky American subsidiary were impacted negatively by inflationary pressures that caused a significant reduction in tourism in Western Montana primarily attributable to a sharp increase in gas prices.

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Seasonality

For the foreseeable future, we expect that our operating results with respect to MiteXstream will be impacted, in an indeterminate measure, by the seasonality of farming operations, including cannabis grow operations. However, we are currently unable to predict the level to which such seasonality will impact our MiteXstream business.

Off Balance Sheet Arrangements

As of December 31, 2022, there were no off-balance sheet arrangements.

Contractual Obligations

In May 2020, BB Potentials entered into a facility lease with Grizzly Creek Farms, LLC, an entity owned by one our Directors, Fabian G. Deneault, with respect to approximately 2,000 square feet of manufacturing space located in Ronan, Montana. Monthly rent under such lease was $1,500 and the initial term of such lease expired in December 2025. This lease was terminated effective April 1, 2021. Since such date, Mr. Deneault permits BB Potentials to utilize the previously-leased facility for storage, at no charge.

The following sets forth information concerning the sole operating lease for the facility maintained by us as of the date of this Annual Report.

Address	Description	Use	Yearly Rent	Expiration Date
11961 Hilltop Road Suite 22 Argyle, Texas 76226	Office/Warehouse (1,500 sq. ft.)	Administrative/ Warehousing	$8,700 *	January 31, 2025

*

We are co-lessees under the lease agreement by which we rent this facility. Our co-lessee is Petro X Solutions, Inc., a wholly-owned subsidiary of Accredited Solutions, Inc., a publicly-traded company (symbol: GHMP), an affiliate of our company. By agreement with Petro X Solutions, we are each responsible for 50% of the rent and all tenancy-related expenses. However, should Petro X Solutions default in its rent obligations, our company would be responsible for paying the entire monthly rental amount of $1,450.

Capital Expenditures

We made no capital expenditures during the years ended December 31, 2022. We made capital expenditures of $185,702 during the year ended December 31, 2021, which included the purchase of distribution assets used by Big Sky American and the purchase of other distribution-related assets. Without obtaining additional capital, we will not be able to make any capital expenditures.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of our company’s current directors and executive officers.

Name	Age	Position(s)
Fabian G. Deneault	55	Director, Chairman of the Board, President
Eric Newlan	60	Director, Vice President, Secretary
William E. Sluss	67	Director, Vice President–Finance, Chief Financial Officer
William J. LoBell	74	Executive Vice President of Sales and Development
Jack Jie Qin	63	Director
L. A. Newlan, Jr.	88	Director

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. Eric Newlan is the son of L. A. Newlan, Jr. There exist no other family relationships among our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Fabian G. Deneault became our company’s President and a Director upon our acquisition of Black Bird, January 2020. Mr. Deneault is a founder of Black Bird and has served as President and as a Director since its inception in October 2018. Since May 2022, Mr. Deneault has served as Executive Vice President and a Director of Accredited Solutions, Inc., a publicly-traded company (symbol: GHMP) engaged in the distribution of environmentally sensitive cleaning products and Diamond Creek high alkaline water. Since 2017, Mr. Deneault has been an insurance representative for Montana Unified School Trust. From January 2017 through December 2019, Mr. Deneault owned and operated Grizzly Creek Medical Cannabis, a proprietorship licensed as a medical marijuana dispensary in the State of Montana. Since June 2016, Mr. Deneault has been President of Touchstone Enviro Solutions, Inc., a purveyor of environmentally-friendly products and an affiliate of our company. From 2014 through April 2016, Mr. Deneault owned and operated PetroXg3 LLC, a purveyor of environmentally-friendly products. For more than 10 years prior to that, Mr. Deneault was engaged in petrochemical sales.

Eric Newlan became our company’s Vice President and a Director upon our acquisition of Black Bird, January 2020. Mr. Newlan is a founder of Black Bird and has served as Vice President, Secretary and as a Director since its inception in October 2018. Since May 2022, Mr. Newlan has served as Vice President, Secretary and a Director of Accredited Solutions, Inc., a publicly-traded company (symbol: GHMP) engaged in the distribution of environmentally sensitive cleaning products and Diamond Creek high alkaline water. Since 1987, Mr. Newlan has practiced law in the North Texas area and is currently managing member of Newlan Law Firm, PLLC, Flower Mound, Texas, a firm engaged principally in the area of securities regulation. Since June 2016, Mr. Newlan has been Vice President of Touchstone Enviro Solutions, Inc., a purveyor of environmentally-friendly products and an affiliate of our company. From October 2012 to October 2015, Mr. Newlan served as a director, and from April to October 2015, Mr. Newlan served as CEO, of Green Life Development, Inc., a Las Vegas, Nevada-based a purveyor of environmentally-friendly products. Mr. Newlan earned a B.A. degree in Business from Baylor University, Waco, Texas, and a J.D. degree from the Washburn University School of Law, Topeka, Kansas. Mr. Newlan is a member of the Texas Bar.

William E. Sluss has been our Principal Financial and Accounting Officer since January 2011. In January 2020, Mr. Sluss became a Director, Vice President–Finance and Chief Financial Officer of our company. Since May 2022, Mr. Sluss has served as a Director of Accredited Solutions, Inc., a publicly-traded company (symbol: GHMP) engaged in the distribution of environmentally sensitive cleaning products and Diamond Creek high alkaline water. Between August 2010 and January 2011, Mr. Sluss coordinated our accounting and financial reporting. Between 2008 and 2010, Mr. Sluss was the Chief Financial Officer for AcccuForce Staffing Services in Kingsport, Tennessee. Between 2002 and 2008 Mr. Sluss was the Chief Financial Officer and Treasurer for Studsvik, Inc., a nuclear services company based in Erwin, Tennessee. Mr. Sluss is a Certified Public Accountant in the State of Virginia and received his Bachelor of Science degree in accounting from the University of Virginia’s College at Wise, Wise, Virginia. In addition, Mr. Sluss earned a J.D. degree from Irvine University School of Law, Cerritos, California. Mr. Sluss is a member of the California Bar.

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William J. LoBell has been our Executive Vice President of Sales and Development since April 2022. From December 2021 until April 2022, Mr. LoBell served as a consultant to Barry’s Restore It All Products, a Carlsbad, California-based developer of restoration products. From June 2016 to December 2021, he served as Chief Operating Officer of MSMART, a developer and purveyor of nano-technologies. From April 2011 to August 2017, Mr. LoBell was a Founder and Chief Executive Officer of Luminec Animal Sciences Corporation, where he both developed and directed the distribution of animal health products. From 2008 to July 2017, Mr. LoBell provided retail management consulting services to numerous national pet industry retailers in his position at Gerson Lehrman Group. Mr. LoBell’s experience prior to 2008 included Director of E-Commerce for Petsense Inc., Retail Management Consultant to 99 Cents Only Stores, West Coast Director of Operations and Director of Sales Programs for Petco Animal Supply Company, West Coast Regional Operating Vice President for PETSMART, INC. and Western Region District Manager for American Stores (Jewel Supermarket, Osco Drug Stores and Sav-On Drugs Inc.).

L. A. Newlan, Jr. became a Director of our company upon our acquisition of Black Bird, January 2020 and is a founder of Black Bird. Mr. Newlan was born in Morristown, New Jersey. After a public school education in Daytona Beach, Florida, he served a three-year tour of duty in the United States Marine Corps, from 1953-1956. Mr. Newlan earned a B.A. in Political Science from the University of California at Los Angeles, in 1961, and a J.D. degree from Loyola University of Los Angeles School of Law, Los Angeles, California, in 1964. He has engaged in the private practice of law in California (1965-1977), Kansas (1977-1984) and Texas (1984-Present). Since 1987, Mr. Newlan has been a shareholder in the Flower Mound, Texas, law firm of Newlan & Newlan, Ltd., a firm engaged principally in the area of securities regulation, and is currently Of Counsel to Newlan Law Firm, PLLC, Flower Mound, Texas. In addition to the practice of law during his career, Mr. Newlan has engaged in business in the oil and gas industry, international construction and engineering and alcoholic beverage distribution. Mr. Newlan is a member of the Texas Bar.

Jack Jie Qin has been a Director of our company since February 2010. From February 2010 until our acquisition of Black Bird in January 2020, Mr. Qin served as our President, Chief Executive Officer and Secretary. Mr. Qin has been President, Chief Executive Officer and Chairman of the Board of EFT Holdings, Inc., a Los Angeles, California-based product sales company, since November 2007. Since July 2016, Mr. Qin has served as a Director and President/CEO of HeavenStone Corp., a Temecula, California-based real estate development company. Since 2002, Mr. Qin has been the President of EFT Inc., the predecessor of EFT Holdings, Inc. From July 1998 to December 2002, Mr. Qin was the President of eFastTeam International, Inc. located in Los Angeles, California. Between June 1992 and December 1997 Mr. Qin was the President of LA Import & Export Company, also located in Los Angeles, California. In May 1991, Mr. Qin earned an MBA degree from Emporia State University, Emporia, Kansas. In May 1982, Mr. Qin graduated from Jiangxi Engineering Institute in Nanchang, China, with a major in Mechanical Engineering.

Conflicts of Interest

Our company has obtained an exclusive worldwide license with respect to MiteXstream from Touchstone Enviro Solutions, Inc. (Touchstone), a company controlled by three of our directors, Fabian G. Deneault, Eric Newlan and L. A. Newlan, Jr. Due to this circumstance, it is possible that these persons could be in a conflict of interest position at a time in the future. Should any such conflict of interest arise, Messrs. Deneault, Newlan and Newlan will, in accordance with the fiduciary duty to our company and our shareholders, resolve any such conflict of interest by exercising utmost good faith and fair dealing.

Corporate Governance

In General. We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. During 2022, our Board of Directors held one meeting, and took action by written consent in lieu of a meeting on seven occasions.

Executive Committee. Our Board of Directors created an Executive Committee to facilitate management between meetings of the full Board of Directors. The Executive Committee is composed of Fabian G. Deneault (chairman), William E. Sluss and Eric Newlan. During 2022, the Executive Committee did not hold a meeting, but took action by written consent in lieu of a meeting on 16 occasions. Pursuant to our Bylaws and the charter of the Executive Committee, between meetings of the full Board of Directors, the Executive Committee has the full power and authority of the Board of Directors in the management of our business and affairs, except to the extent limited by Nevada law.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

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Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Vice President and Secretary, Eric Newlan, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Newlan collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Prospectus, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of increased salaries to our management.

As of the date of this Prospectus, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com- pensation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Fabian G. Deneault President	2022 2021	80,000 60,000	--- ---	--- ---	--- ---	--- ---	--- ---	10,000 30,000	90,000 90,000
William E. Sluss Vice President–Finance and Chief Financial Officer	2022 2021	60,000 20,000	--- ---	--- ---	--- ---	--- ---	--- ---	--- 25,000	60,000 45,000
Eric Newlan Vice President	2022 2021	80,000 60,000	--- ---	--- ---	--- ---	--- ---	--- ---	--- 24,000	80,000 84,000

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Annual Report, for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unex-ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jack Jie Qin (1)	---	---	---	---	n/a	---	n/a	---	---
William E. Sluss	---	---	---	---	n/a	---	n/a	---	---
Fabian G. Deneault	---	---	---	---	n/a	---	n/a	---	---
Eric Newlan	---	---	---	---	n/a	---	n/a	---	---

(1)	Mr. Qin ceased being an officer of our company effective January 1, 2020, though he remains a Director.

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Employment Agreements

We have entered into an employment agreement with one of our executive officers, William J. LoBell. Our agreement with Mr. LoBell is for a two-year term, beginning in April 2022. Under the agreement, Mr. LoBell was issued 1,000,000 shares of our common stock as a signing bonus and he is to be issued 500,000 shares of our common stock on the first day of July 2022, October 2022, January 2023 and April 2023. By the terms of the agreement, all shares of common stock issued to Mr. LoBell are valued at $0.01 per share. Additionally, Mr. LoBell is to be paid a monthly salary of $5,000.

It is our intention to enter into employment agreements with our other executive officers in the future. None of the terms of such employment agreements has been determined.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our capital stock at March 17, 2023, for:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;
•	each named executive officer;
•	each of our directors; and
•	all of our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Black Bird Biotech, Inc., 3505 Yucca Drive, Suite 104, Flower Mound, Texas 75022. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

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In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options, warrants, preferred stock or restricted stock units held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of March 17, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Fabian G. Deneault	0	0%	0	0%	See Note 3
William E. Sluss	0	0%	0	0%	and Note 5
William J. LoBell	1,500,000	*	1,500,000	*
Eric Newlan	0	0%	0	0%
L. A. Newlan, Jr.	0	0%	0	0%
Jack Jie Qin	0	0%	0	0%
Officers and directors, as a group (6 persons)	1,500,000	*	1,500,000	*
Class A Preferred Stock(3)(4)
Fabian G. Deneault	14,250	33.93%	14,250	33.93%
William E. Sluss	1,000	2.38%	1,000	2.38%
Newlan & Newlan, Ltd.(6)	14,250	33.93%	14,250	33.93%
EFT Holdings, Inc.(7)	9,778	23.28%	9,778	23.28%
EF2T, Inc.(8)	1,202	2.86%	1,202	2.86%
Astonia LLC(9)	1,520	3.62%	1,520	3.62%

*	Less than 1%.
(1)	Based on 503,824,830 shares outstanding as of the date of this Prospectus, before this offering.
(2)	Based on 1,085,293,402 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.
(3)

The shares of Series A Preferred Stock have the following voting rights: the holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of: (a) the total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus (b) the number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights. (See Note 4). (See “Description of Securities—Series A Preferred Stock).

(4)

The shares of Series A Preferred Stock have the following rights of conversion: each 1,000 shares of Series A Preferred Stock shall be convertible at any time into a number of shares of our common stock that equals one percent (1.00%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion (See “Description of Securities—Series A Preferred Stock”).

(5)

Due to the superior voting rights of the Series A Preferred Stock, our current directors, Fabian G. Deneault, William E. Sluss, Eric Newlan, L. A. Newlan, Jr. and Jack Jie Qin, will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

(6)

Newlan & Newlan, Ltd. is a law firm owned by Eric Newlan and L. A. Newlan, Jr. 7,250 of the shares owned of record by Newlan and Newlan, Ltd. are beneficially owned by Cruciate Irrevocable Trust, of which trust L. A. Newlan, Jr. is a trustee.

(7)	Our director, Jack Jie Qin, is President of this entity.
(8)	Our director, Jack Jie Qin, is the owner of this entity.
(9)	Our director, Jack Jie Qin, is the manager of this entity.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Series A Preferred Stock

On August 12, 2022, Black Bird Biotech, Inc., a Nevada corporation (the “Company”), entered into six separate securities exchange agreements (collectively, the “Exchange Agreements”). Specifically, the Company entered into Exchange Agreements with (a) Fabian G. Deneault (the “Deneault Agreement”), President and a Director of the Company, (b) Newlan & Newlan, Ltd. (the “Newlan Agreement”), a law firm owned by Eric Newlan, Vice President, Secretary and a Director of the Company, and L. A Newlan, Jr., a Director of the Company, (c) William E. Sluss (the “Sluss Agreement”), Chief Financial Officer and a Director of the Company, (d) EFT Holdings, Inc. (the “EFT Holdings Agreement”), a company controlled by Jack Jie Qin, a Director of the Company, (e) EF2T, Inc. (the “EF2T Agreement”), a company owned by Mr. Qin, and (f) Astoria LLC (the “Astoria Agreement”), a company controlled by Mr. Qin.

Pursuant to the Exchange Agreements, the Company is to issue a total of 42,000 shares of its Series A Preferred Stock, in exchange for a total of 123,972,996 shares of its Common Stock, as follows:

Exchange Agreement	Number of Shares of Common Stock Exchanged	Number of Shares of Series A Preferred Stock Issued
Deneault Agreement	49,746,253 shares	14,250 shares
Newlan Agreement	49,317,406 shares	14,250 shares
Sluss Agreement	1,615,002 shares	1,000 shares
EFT Holdings Agreement	18,221,906 shares	9,778 shares
EF2T Agreement	2,240,768 shares	1,202 shares
Astonia Agreement	2,831,661 shares	1,520 shares

The Deneault Agreement and the Newlan Agreement were consummated in August 2022. The remainder of the Exchange Agreements were consummated in December 2022.

All 123,972,996 shares that were the subject of the Exchange Agreements were, upon the consummation of the respective Exchange Agreements, cancelled and returned to the status of authorized and unissued.

BB Potentials Acquisition

Four of our company’s Directors, Fabian G. Deneault, Eric Newlan, L. A. Newlan, Jr. and William E. Sluss, collectively owned, directly and indirectly, 75.33% of the then-issued and outstanding shares of common stock of BB Potentials and 100% of the issued and outstanding voting preferred stock of BB Potentials. Pursuant to the Merger Agreement with BB Potentials, Mr. Deneault, Eric Newlan, L. A. Newlan, Jr. and Mr. Sluss were issued a total of 100,178,661 shares our common stock. The table below sets forth information relating to such persons’ acquiring their respective shares of capital stock of BB Potentials and the number of shares of our common stock issued to each of them.

Name	Black Bird Capital Stock Beneficial Ownership	Total Consideration Paid for Black BirdCapital Stock	Common Stock Issued Pursuant to Merger Agreement
Fabian G. Deneault	Common Stock: 22,700,000 shares	$4,250 in cash	49,746,253 shares
Preferred Stock: 500,000 shares

Eric Newlan	Common Stock: 11,250,000 shares (1)	$125 in cash	24,658,703 shares (2)
Preferred Stock: 250,000 shares (1)

L. A. Newlan, Jr.	Common Stock: 11,250,000 shares (1)	$125 in cash	24,658,703 shares (3)
Preferred Stock: 250,000 shares (1)

William E. Sluss	Common Stock: 520,000 shares	Consulting services valued at $7,000	1,115,002 shares

(1)	These shares were purchased of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(2)	These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(3)

These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr. However, 21,442,356 of these shares are beneficially owned by Cruciate Irrevocable Trust, of which trust L. A. Newlan, Jr. is a trustee.

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Loans from Related Parties

During the year ended December 31, 2021, we obtained an advance from one of our officers and directors, Eric Newlan, as follows:

In June 2021, Mr. Newlan advanced the sum of $93,732.70 to the Company. The funds were used to repay the EMA Financial Note (the total repayment amount was $93,697.70: $61,119.80 in principal; $3,499.30 in interest; and $29,078.60 as a prepayment premium). Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At December 31, 2021, such loan had been repaid in full, in the amount of $93,697.70.

During the years ended December 31, 2021 and 2020, advances of $772 and $6,670 were received from Astonia LLC. Astonia LLC is considered a “related party,” due to the fact that a Director of our company, Jack Jie Qin, is the manager of Astonia LLC. The amounts due Astonia LLC bear interest at 5% per year and have a maturity of one year. As of December 31, 2021 and 2020, the Company owed Astonia LLC $5,242 and $4,470 in principal, respectively, and $268 and $391 in accrued and unpaid interest, respectively.

During the year ended December 31, 2019, advances of $22,676 were received from EFT Holdings, Inc. Also during the year ended December 31, 2019, the Company repaid $139,611 in loans due to EFT Holdings, Inc. The amounts due EFT Holdings, Inc. carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed EFT Holdings, Inc. $251,785 in accrued and unpaid interest. $-0- of these EFT Holdings, Inc. advances at December 31, 2019, were past due and payable upon demand. In conjunction with the Merger Agreement, all amounts owed to EFT Holdings, Inc. as of December 31, 2019, were extinguished. (See “Debt Forgiveness Agreements with Related Parties” below).

During the year ended December 31, 2019, advances of $64,500 were received from EF2T, Inc. The amounts due EF2T, Inc. carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed EF2T, Inc. $4,742 in accrued and unpaid interest. In conjunction with the Merger Agreement, all amounts owed to EF2T, Inc. as of December 31, 2019, were extinguished. (See “Debt Forgiveness Agreements with Related Parties” below).

During the year ended December 31, 2019, advances of $135,000 were received from Astonia, LLC. Astonia, LLC is considered a “related party”, due to the fact that a Director of the Company, Jack Jie Qin, is the manager of Astonia. The amounts due Astonia, LLC carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed Astonia $1,997 in accrued and unpaid interest. In conjunction with the Merger Agreement, all amounts owed to Astonia, LLC as of December 31, 2019, were extinguished. (See “Debt Forgiveness Agreements with Related Parties” below).

Debt Forgiveness Transactions with Related Parties

In conjunction with the Merger Agreement with BB Potentials, we entered into debt forgiveness agreements with related parties, as follows:

•

EFT Holdings, Inc.: we issued 18,221,906 shares of common stock to our former majority shareholder, EFT Holdings,Inc., in payment of $886,108 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.

•	EF2T, Inc.: we issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.
•

Astonia LLC: we issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.

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Cancellation of Stock Transaction with Related Party

In conjunction with the Merger Agreement with BB Potentials, we entered into a cancellation of stock agreement with our former majority shareholder, EFT Holdings, Inc., whereby we cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc.

MiteXstream Agreements

Effective January 1, 2019, BB Potentials entered into a Distribution and Private Label Agreement (the “Original MiteXstream Agreement”) with Thoreauvian Product Services, LLC (“TPS”), a company controlled by two of our company’s officers and directors, Fabian G. Deneault and Eric Newlan, relating to the licensed biopesticide product, MiteXstream (the “Private Label Product”). The Original MiteXstream Agreement had an initial term of 10 years and a single 10-year renewal term. Under the Original MiteXstream Agreement, BB Potentials had the exclusive right to distribute and sell the Private Label Product in the United States and Canada. In addition, BB Potentials was required to pay a $20,000 exclusivity fee and to purchase $20,000 of the Private Label Product in conjunction with the signing of the Original MiteXstream Agreement and to purchase not less than $20,000 of the Private Label Product each year. Further, BB Potentials was required to pay all costs in excess of $20,000 associated with MiteXstream’s becoming approved by the U.S. EPA (and relevant states) as a pesticide.

In February 2021, the Original MiteXstream Agreement was replaced with a similar agreement, a Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”), between BB Potentials and Touchstone Enviro Solutions Inc. (Touchstone), the parent company of TPS, which served to expand BB Potentials’ rights with respect to MiteXstream, an EPA-registered biopesticide. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”

(1)	Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2)	The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of our company approved the New MiteXstream Agreement.

Employment Agreement

We have entered into an employment agreement with one of our executive officers, William J. LoBell. Our agreement with Mr. LoBell is for a two-year term, beginning in April 2022. Under the agreement, Mr. LoBell was issued 1,000,000 shares of our common stock as a signing bonus and he is to be issued 500,000 shares of our common stock on the first day of July 2022, October 2022, January 2023 and April 2023. By the terms of the agreement, all shares of common stock issued to Mr. LoBell are valued at $0.01 per share. Additionally, Mr. LoBell is to be paid a monthly salary of $5,000.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of: (a) 2,500,000,000 shares of common stock, $.001 par value per share; and (b) 10,000,000 shares of preferred stock, $.001 par value per share, of which 42,000 shares are designated Series A Preferred Stock.

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As of the date of this Prospectus, there were 396,237,330 shares of our common stock issued and outstanding, held by 78 holders of record; a total of approximately 2,000,000,000 shares of common stock reserved for issuance upon the conversion of outstanding convertible notes and the exercise of outstanding warrants; and 42,000 shares of Series A Preferred Stock issued and outstanding, held by our five directors.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Prospectus, our current directors own, directly or indirectly, 100% of the outstanding shares of our Series A Preferred Stock, which possess voting rights superior to our common stock. Due to such superior voting rights of the Series A Preferred Stock, our current directors, Fabian G. Deneault, William E. Sluss, Eric Newlan, L. A. Newlan, Jr. and Jack Jie Qin, will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

Pre-emptive Rights. As of the date of this Prospectus, no holder of any shares of our common stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Series A Preferred Stock

Designation and Amount. Forty-Two Thousand (42,000) shares of our authorized preferred stock have been designated as Series A Preferred Stock.

Fractional Shares. The Series A Preferred Stock may be issued in fractional shares.

Voting Rights. The holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of:

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I.	The total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus

II.	The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

Dividends. The Series A Preferred Stock shall be treated pari passu with the Company’s common stock, except that the dividend on each share of Series A Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Company’s common stock multiplied by the Conversion Rate, as that term is defined herein.

Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series A Preferred Stock shall be treated pari passu with the Company’s common stock, except that the payment on each share of Series A Preferred Stock shall be equal to the amount of the payment on each share of the Company’s common stock multiplied by the Conversion Rate, as that term is defined herein.

Conversion and Adjustments.

Conversion Rate. The Series A Preferred Stock shall be convertible into shares of the Company’s common stock, as follows:

Each 1,000 shares of Series A Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals one percent (1.00%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion (the “Conversion Rate”).

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No Partial Conversion. A holder of shares of Series A Preferred Stock shall be required to convert all of such holder’s shares of Series A Preferred Stock, should any such holder exercise his, her or its rights of conversion.

Adjustment for Merger and Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a “Reorganization Event”) involving the Company in which the Company’s common stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series A Preferred Stock shall be deemed to have been converted into shares of the Company’s common stock at the Conversion Rate.

Protection Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock.

Waiver. Any of the rights, powers or preferences of the holders of the Series A Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.

Common Stock Purchase Warrants

Talos Victory Fund, LLC. In connection with the Talos Note #1, we issued to Talos Victory Fund 7,593,750 cashless warrants (the “Talos Note #1 Warrants”) with an exercise price of $.008 per share. In August 2022, the Company issued 5,062,500 shares of common stock upon the exercise of a portion of the Talos Note #1 Warrants. The exercise of the Talos Note #1 Warrants was on a cashless basis.

Mast Hill Fund, L.P. In connection with the Mast Hill Note #1, we issued to Mast Hill Fund 14,062,500 cashless warrants (the “Mast Hill Fund Note #1 Warrants”) with an exercise price of $.008 per share. In August 2022, the Company issued 9,375,000 shares of common stock upon the exercise of a portion of the Mast Hill Fund Note #1 Warrants. The exercise of the Mast Hill Fund Note #1 Warrants was on a cashless basis.

In connection with the Mast Hill Note #2, we issued to Mast Hill Fund 40,000,000 cashless warrants (the “Mast Hill Fund Note #2 Warrants”) with an exercise price of $0.0055 per share.

In connection with the Mast Hill Note #3, we issued to Mast Hill Fund 223,000,000 cashless warrants (the “Mast Hill Fund Note #3 Warrants”) with an exercise price of $0.001 per share.

In connection with the Mast Hill Agreement, we issued to Mast Hill 170,000,000 cashless warrants (the Mast Hill EPA Warrants) with an exercise price of $0.001 per share.

GS Capital Partners, LLC. In connection with the GS Capital Note #1, we issued to GS Capital 4,000,000 cashless warrants (the “GS Capital Warrants”) with an exercise price of $.008 per share.

J.H. Darbie & Co. As a placement agent fee in connection with the Talos Note #1, in May 2022, the Company issued to J.H. Darbie & Co. (“Darbie”) 1,215,000 cashless warrants (the “Darbie Placement #1 Warrants”) with an exercise price of $0.008 per share.

As a placement agent fee in connection with the Mast Hill Note #1, in May 2022, the Company issued to Darbie 2,250,000 cashless warrants (the “Darbie Placement #2 Warrants”) with an exercise price of $0.008 per share.

As a placement agent fee in connection with the Mast Hill Note #2, in September 2022, the Company issued to Darbie 2,130,613 cashless warrants (the “Darbie Placement #3 Warrants”) with an exercise price of $0.0049 per share.

As a placement agent fee in connection with the Mast Hill Note #3, in December 2022, the Company issued to Darbie 11,468,572 cashless warrants (the “Darbie Placement #4 Warrants”) with an exercise price of $0.0049 per share.

Convertible Promissory Notes

As of December 31, 2022, we had outstanding convertible promissory notes as set forth below.

Tri-Bridge Ventures LLC. In April 2020, the Company obtained a loan in the amount of $25,000 from Tri-Bridge Ventures LLC. In consideration of such loan, the Company issued a $25,000 face amount convertible promissory note (the “Tri-Bridge Note”) bearing interest at 10% per annum, with principal and interest due in January 2021. Tri-Bridge Note is convertible into shares of the Company’s common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020.

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During the year ended December 31, 2022, the Tri-Bridge Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted	Conversion Price Per Share	Number Shares
$25,000	$0.001	24,999,998
Total Converted: $25,000		Total Shares: 24,999,988

At December 31, 2022 and 2021, accrued interest on the Tri-Bridge Note was $-0- and $4,178, respectively. The $4,178 in accrued interest was forgiven by Tri-Bridge.

EMA Financial, LLC. In December 2020, the Company obtained a loan from EMA Financial, LLC which netted us $50,000 in proceeds. In consideration of such loan, the Company issued a $58,600 face amount convertible promissory note (the “EMA Note”), with OID of $4,100, bearing interest at 10% per annum, with principal and interest due in September 2021. The Company had the right to repay the EMA Note at a premium ranging from 120% to 145% of the face amount. The EMA Note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 60% of the market price of the Company’s common stock on the date of issuance of the EMA Note and the date of conversion, any time after June 15, 2021.

In June 2021, the EMA Note was repaid in full in the amount of $93,697.70, as follows: $58,600 in principal; $3,499.30 in interest; and $31,598.40 as a prepayment premium.

Power Up Lending Group Ltd. In January 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $52,000 in proceeds. In consideration of such loan, the Company issued a $55,500 face amount convertible promissory note (“Power Up Note #1”) bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the Power Up Note #1 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #1 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #1 and the date of conversion, any time after July 14, 2021.

During the year ended December 31, 2021, the Power Up Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted	Conversion Price Per Share	Number Shares
$15,000	$0.0162	925,926
$20,000	$0.0143	1,398,601
$20,500	$0.0143	1,666,434
Total Converted: $55,500		Total Shares: 3,990,961

SE Holdings, LLC. In February 2021, the Company obtained a loan from SE Holdings LLC which netted the Company $106,000 in proceeds. In consideration of such loan, the Company issued a $121,000 face amount promissory note (the “SE Holdings Note”), with OID of $15,000, bearing interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in July 2021. The Company had the right to repay the SE Holdings Note at any time. Should the Company have been in default on SE Holdings Note, the SE Holdings Note would have become convertible into shares of the Company’s common stock at a conversion price equal to the lesser of the lowest closing bid price of the Company’s commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of the SE Holdings Note. In addition, the Company issued 2,000,000 shares of its common stock to SE Holdings as a commitment fee, which shares were valued at $0.065 with a 50% discount per share, or $65,000, in the aggregate.

Through September 2021, the Company had repaid $45,375 of the SE Holdings Note, in accordance with the terms of the SE Holdings Note. In October 2021, the remaining balance of the SE Holdings Note, $75,625, was repaid by the Company.

Power Up Lending Group Ltd. In February 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $43,500 in proceeds. In consideration of such loan, the Company issued a $43,500 face amount convertible promissory note (“Power Up Note #2”) bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the Power Up Note #2 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #2 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #2 and the date of conversion, any time after August 17, 2021.

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During the year ended December 31, 2021, the Power Up Note #2 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted			Conversion Price Per Share	Number Shares
	$15,000		$0.0137		1,094,891
	$20,000		$0.0093		2,150,538
	$11,110	*	$0.0081		1,371,605
Total Converted:	46,110			Total Shares:	4,617,034
* This amount includes $2,610 of interest.

Power Up Lending Group Ltd. In April 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $68,750 in proceeds. In consideration of such loan, the Company issued a $68,750 face amount convertible promissory note (“Power Up Note #3”) bearing interest at 12% per annum, with principal and interest due in April 2022. The Company had the right to repay the Power Up Note #3 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #3 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #3 and the date of conversion, any time after October 22, 2021.

In September 2021, the Power Up Note #3 was repaid in full by the Company, as follows: $68,750.00 in principal, $27,500.00 in additional principal as a prepayment premium and $5,063.01 in interest, a total repayment amount of $101,313.01.

Power Up Lending Group Ltd. In August 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $78,750 in proceeds. In consideration of such loan, the Company issued a $78,750 face amount convertible promissory note (“Power Up Note #4”) bearing interest at 12% per annum, with principal and interest due in August 2022. The Company had the right to repay the Power Up Note #4 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #4 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #4 and the date of conversion, any time after October 22, 2021.

In September 2021, the Power Up Note #4 was repaid in full by the Company, as follows: $78,750.00 in principal, $15,750.00 in additional principal as a prepayment premium and $5,393.84 in interest, a total repayment amount of $99,893.84.

FirstFire Global Opportunities Fund LLC. In September 2021, the Company obtained a loan from FirstFire Global Opportunities Fund LLC which netted the Company $125,000 in proceeds. In consideration of such loan, the Company issued a $250,000 face amount convertible promissory note (“FirstFire Note”), with OID of $125,000, due in September 2022. The Company had the right to repay the FirstFire Note at anytime, with a 20%, or $50,000, reduction in principal owed if repaid in full on or before November 30, 2021. The FirstFire Note was convertible into shares of the Company’s common stock at a conversion price equal to $.015 per share, any time after December 1, 2021.

Prior to November 30, 2021, the FirstFire Note was repaid in full by the Company, in the amount of $200,000 (which included a $50,000 reduction in principal owed, due to the FirstFire Note’s being repaid in full on or before November 30, 2021).

Tiger Trout Capital Puerto Rico, LLC. In September 2021, the Company obtained a loan from Tiger Trout Capital Puerto Rico, LLC which netted the Company $250,000 in proceeds. In consideration of such loan, the Company issued a $500,000 face amount convertible promissory note (“Tiger Trout Note”), with OID of $250,000, with principal due in September 2022. The Company has the right to repay the Tiger Trout Note at anytime, with a 10%, or $50,000, reduction in principal owed if repaid in full on or before November 30, 2021. The Tiger Trout Note is convertible into shares of the Company’s common stock at a conversion price equal to $.015 per share, any time after December 1, 2021.

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During the year ended December 31, 2022, the Company repaid in full the remaining $200,000 balance of the Tiger Trout Note.

1800 Diagonal Lending LLC. In March 2022, the Company obtained a loan from Sixth Street Lending LLC, who later assigned the loan to an affiliated company, 1800 Diagonal Lending LLC, which netted the Company $200,000 in proceeds. In consideration of such loan, the Company issued a $228,200 face amount promissory note (the “1800 Diagonal Note #1”), with OID of $24,450 and a one-time interest charge of $25,102, with principal and interest payable in 10 equal monthly payments of $25,330.20 beginning in May 2022. The Company has the right to repay the 1800 Diagonal Note #1 at any time, without penalty. Should the Company become in default on the 1800 Diagonal Note #1, the 1800 Diagonal Note #1 becomes convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

As of December 31, 2022, the Company was current in its repayment obligations under the 1800 Diagonal Note #1 and the 1800 Diagonal Note #1 had a remaining balance of $50,660 at December 31, 2022.

Talos Victory Fund, LLC. In May 2002, the Company obtained a loan from Talos Victory Fund, LLC which netted the Company $107,780 in proceeds. In consideration of such loan, the Company issued a $135,000 face amount promissory note (the “Talos Note #1”), with OID of $13,500, commissions of $9,720 and legal fees of $4,000. The Talos Note #1 is due in May 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.005 per share, subject to a 4.99% equity blocker.

During the year ended December 31, 2022, $16,200 in accrued interest on the Talos Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$16,200	$0.001		16,200,000
Total Converted:	$16,200		Total Shares:	16,200,000

During the year ended December 31, 2022, $28,500 in principal on the Talos Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$28,500	$0.001		28,500,000
Total Converted:	$28,500		Total Shares:	28,500,000

At December 31, 2022, the Talos Note #1 had a remaining balance of $106,500.

Subsequent to December 31, 2022, the Talos Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$106,500	$0.001		106,500,000
Total Converted:	$106,500		Total Shares:	106,500,000

Mast Hill Fund, L.P. In May 2002, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $200,000 in proceeds. In consideration of such loan, the Company issued a $250,000 face amount promissory note (the “Mast Hill Note #1”), with OID of $25,000, commissions of $18,000 and legal fees of $7,000. The Mast Hill Note #1 is due in May 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.005 per share, subject to a 4.99% equity blocker.

In December 2022, the Mast Hill Note #1 was amended to increase the principal by $100,000, which amount represents financing fees. Also in December 31, 2022, the Company repaid $100,000 in principal of the Mast Hill Note #1.

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During the year ended December 31, 2022, $9,500 in principal, $30,000 in interest and $7,000 in fees with respect to the Mast Hill Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$46,500	$0.001		46,500,000
Total Converted:	$46,500		Total Shares:	46,500,000

 At December 31, 2022, the Mast Hill Note #1 had a remaining balance of $240,500.

GS Capital Partners, LLC. In June 2022, we obtained a loan from GS Capital Partners, LLC which netted our company $63,650 in proceeds. In consideration of such loan, we issued a $70,000 face amount promissory note (the “GS Capital Note #1”), with OID of $6,500, a finder’s fee of $4,900 and legal fees of $3,000, with principal and interest payable in 10 equal monthly payments of $7,840 beginning in September 2022. The Company has the right to repay the GS Capital Note #1 at any time, without penalty. Should the Company become in default on the GS Capital Note #1, the GS Capital Note #1 becomes convertible into shares of the Company’s common stock at a conversion price equal to 70% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

As of December 31, 2022, the Company was current in its repayment obligations under the GS Capital Note #1 and the GS Capital Note #1 had a remaining balance of $42,000 at September 30, 2022.

Boot Capital, LLC. In August 2022, the Company obtained a loan from Boot Capital, LLC which netted the Company $56,000 in proceeds. In consideration of such loan, the Company issued a $61,600 face amount promissory note (the “Boot Capital Note #1”), with OID of $5,600, commissions of $3,360 and legal fees of $2,500. The Boot Capital Note #1 is due in August 2023 and is convertible into shares of the Company’s common stock at any time after 180 days of issuance at a conversion price at a 40% discount to the then-market price of the Company’s common stock, subject to a 4.99% equity blocker.

At December 31, 2022, the Boot Capital Note #1 had a remaining balance of $61,600.

Mast Hill Fund, L.P. In September 2022, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $130,500 in proceeds. In consideration of such loan, the Company issued a $145,000 face amount promissory note (the “Mast Hill Note #2”), with OID of $14,500, commissions of $10,440 and legal fees of $3,000. The Mast Hill Note #2 is due in September 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.0025 per share, subject to a 4.99% equity blocker.

At December 31, 2022, the Mast Hill Note #2 had a remaining balance of $145,000.

Subsequent to December 31, 2022, $6,250 in principal of the Boot Capital Note #1 has been repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$6,250	$0.001		20,833,333
Total Converted:	$6,250		Total Shares:	20,8333,333

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1800 Diagonal Lending LLC. In November 2022, the Company obtained a loan from 1800 Diagonal Lending LLC which netted the Company $100,000 in proceeds. In consideration of such loan, the Company issued a $103,750 face amount convertible promissory note (“1800 Diagonal Note #2”) bearing interest at 10% per annum, with principal and interest due in November 2023. The Company has the right to repay the 1800 Diagonal Note #2 at a premium ranging from 120% to 125% of the face amount. The 1800 Diagonal Note #2 is convertible into shares of the Company’s common stock at a conversion price equal to 65% multiplied by the average of the two lowest trading prices of the Company’s common stock during the 15 trading days prior to the applicable conversion date, any time after May 7, 2023.

At December 31, 2022, the 1800 Diagonal Note #2 had a remaining balance of $103,750.

Mast Hill Fund, L.P. In December 2022, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $179,650 in proceeds. In consideration of such loan, the Company issued a $223,000 face amount senior secured promissory note (the “Mast Hill Note #3”), with OID of $22,300, commissions of $16,050 and legal fees of $5,000. The Mast Hill Note #3 is due in December 2023 and is convertible into shares of our common stock at any time at a conversion price of $.001 per share, subject to a 4.99% equity blocker. In connection with the Mast Hill Note #3, we issued to Mast Hill 223,000,000 cashless warrants with an exercise price of $.001 per share. Additionally, we issued 11,468,572 cashless warrants with an exercise price of $0.0014 per share to Darbie, as a placement agent fee, in connection with the Mast Hill Note #3.

At December 31, 2022, the Mast Hill Note #3 had a remaining balance of $223,000.

1800 Diagonal Lending LLC. In January 2023, we obtained a loan from 1800 Diagonal Lending LLC, which netted the Company $125,330.20 in proceeds. In consideration of such loan, the Company issued a $144,569.20 face amount promissory note (the “1800 Diagonal Note #3”), with OID of $15,489, a one-time interest charge of $17,348.30, legal fees of $3,000 and $750 in due diligence fees, with principal and interest payable in 10 equal monthly payments of $16,191.75 beginning in February 2023. The Company has the right to repay the 1800 Diagonal Note #3 at any time, without penalty. Should the Company become in default on the 1800 Diagonal Note #3, the 1800 Diagonal Note #3 becomes convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

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Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093, as the transfer agent for our common stock. Securities Transfer’s website is located at: www.stctransfer.com. No information found on, or connected to, Securities Transfer’s website is incorporated by reference into, any you must not consider the information to a part of, this Prospectus.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our common stock after this Offering from time to time, and the availability of shares of our common stock for future sale, may reduce the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the Registration Statement, all of the Shares will be freely tradable without restrictions or further registration under the Securities Act, unless the Shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of Shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our common stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. (See “Risk Factors”).

Rule 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

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LEGAL MATTERS

The validity of the securities offered by this Prospectus will be passed upon for us by Newlan Law Firm, PLLC, Flower Mound, Texas.

EXPERTS

Our balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2022 and 2021, included in this Prospectus have been audited by Farmer, Fuqua & Huff, P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement on Form S-1 under the Securities Act with respect to the Shares being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to our company and the Shares offered by this Prospectus, you should refer to the Registration Statement and the exhibits filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Black Bird Biotech, Inc., 11961 Hilltop Road, Suite 22, Argyle, Texas 76226; telephone: (833) 223-4204.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

50

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Black Bird

Biotech, Inc. (formerly Digital Development Partners, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Black Bird Biotech, Inc. (formerly Digital Development Partners, Inc.) and Subsidiaries (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2021 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and also has only a small capital surplus that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Description of the Matter

As disclosed in Notes 9, 16 and 22 to the financial statements, the Company had certain debt and equity-linked transactions where management evaluated required accounting considerations, significant estimates, and judgments related to these instruments.

There is no current observable market for the Company’s warrants, therefore, the Company used the Black-Scholes model to measure the fair value of the equity-linked instruments. Due to this valuation method used by the Company a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the accounting and valuations around these transactions.

How the Critical Audit Matter Was Addressed In the Audit

We obtained a listing of all debt and equity-linked transactions and management’s analysis supporting these transactions. We evaluated the accounting for these transactions based on agreements obtained to ensure these were properly recorded during the year.  We evaluated the valuation model that management selected to determine the estimated grant date fair value, and analyzed the underlying inputs used to estimate the fair value of the equity-linked instruments.

/s/ Farmer, Fuqua, & Huff, P.C.

Farmer, Fuqua, & Huff, P.C.

We have served as the Company’s auditor since 2020

Richardson, TX

March 20, 2023

F-2

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Balance Sheets

	12/31/22	12/31/21
ASSETS
CURRENT ASSETS
Cash and cash equivalents
Other current assets	$44,448	$499,766
Inventory	88,381	74,463
Prepaid expenses	-	101,189
Accounts receivable	2,259	2,741
Total current assets	135,088	678,159
OTHER ASSETS
Deposit - asset purchase	-	-
Fixtures and equipment	7,127	11,601
Intangible asset		84,444
Deferred offering costs	76,293	-
Total other assets	83,420	96,045
TOTAL ASSETS	$218,508	$774,204

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Other current liabilities
Accounts payable and accrued liabilities	$103,849	$35,973
Accrued interest payable	15,977	4,446
Due to related party	79,077	5,242
Third-party notes payable, net of loan fees of $142,190 and debt discount of $156,024 at December 31, 2022, and $0 and debt discount of $166,667 at December 31, 2021	669,775	58,333
Total current liabilities	868,678	103,994
TOTAL LIABILITIES	$868,678	$103,994

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 42,000 and -0- shares issued and outstanding at December 31, 2022, and December 31, 2021, respectively	$42	$-
Common stock, $0.001 par value, 2,500,000,000 shares authorized, 310,695,330 and 301,230,828 shares issued and outstanding at December 31, 2022, and December 31, 2021, respectively	310,695	301,230
Stockholder receivable	(1,000)	(1,000)
Additional paid-in capital	3,320,042	2,991,163
Retained earnings (accumulated deficit)	(4,279,949)	(2,621,183)
Total stockholders’ equity (deficit)	(650,170)	670,210
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$218,508	$774,204

The accompanying notes are an integral part of these consolidated financial statements.

F-3

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statements of Operations

	Year Ended 12/31/22	Year Ended 12/31/21
Sales	$82,563	$104,458
Cost of goods sold	49,551	84,871
Gross profit (loss)	33,012	19,587
Expense
Consulting services	231,630	725,240
Website expense	5,337	12,328
Depreciation expense	4,474	4,101
Amortization expense	84,444	105,556
Legal and professional services	43,247	84,457
Advertising and marketing	234,519	5,234
Bad debt expense	-	-
License fee	35,973	-
Rent	4,800	10,320
Royalty expense – related party	3,300
General and administrative	673,621	523,478
Total expenses	1,321,345	1,470,714
Net operating loss	(1,288,333)	(1,451,127)
Other expense
Net other income (expense)	154	-
Prepayment penalty	-	(74,848)
Interest expense	(370,587)	(285,327)
Total other income (expense)	(370,433)	(360,175)
Profit (loss) before taxes	(1,658,766)	(1,811,302)
Income tax expense	-	-
Net profit (loss)	$(1,658,766)	$(1,811,302)

Net profit (loss) per common share
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic	330,728,489	194,420,001
Diluted	806,448,924	225,537,811

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2022 and 2021

	Preferred Stock		Common Stock		Stockholder	Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit)	Total
Balance, December 31, 2020	-	-	164,925,000	$164,925	$(1,000)	$703,353	$(839,669)	$27,609
Effect of adoption of ASU 2020-06	-	-	-	-	-	(56,343)	29,788	(26,555)
Common stock issued for cash	-	-	4,875,000	4,875	-	190,125	-	195,000
Common stock issued for services	-	-	150,000	150	-	6,730	-	6,880
Common stock issued for commitment fee	-	-	2,000,000	2,000	-	63,000	-	65,000
Common stock issued for cash	-	-	3,125,000	3,125	-	96,875	-	100,000
Common stock issued for services	-	-	450,000	450	-	13,050	-	13,500
Common stock issued for services	-	-	8,000,000	8,000	-	242,400	-	250,400
Common stock issued for services			500,000	500	-	14,500	-	15,000
Common stock issued for cash	-	-	1,562,500	1,562	-	48,438	-	50,000
Common stock issued for cash	-	-	51,700,000	51,700	-	723,800	-	775,500
Common stock issued for debt conversion	-	-	8,607,995	8,608	-	93,002	-	101,616
Common stock issued for services	-	-	1,002,000	1,002	-	33,066	-	34,068
Common stock issued for cash	-	-	41,333,333	41,333	-	578,667	-	620,000
Common stock issued for services			13,000,000	13,000	-	240,500	-	253,500
Net loss	-	-	-	-	-	-	(1,811,302)	(1,811,302)
Balance, December 31, 2021	-	$-	301,230,828	$301,230	$(1,000)	$2,991,163	$(2,621,183)	$670,210

	Preferred Stock		Common Stock		Stockholder	Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit)	Total
Balance, December 31, 2021	-	-	301,230,828	$301,230	$(1,000)	$2,991,163	$(2,621,183)	$670,210
Common stock issued for services	-	-	2,300,000	2,300	-	32,200	-	34,500
Common stock issued for debt cancellation	-	-	24,999,998	25,000	-	-	-	25,000
Common stock issued for debt cancellation	-	-	46,500,000	46,500	-	-	-	46,500
Common stock issued for warrant exercise	-	-	5,062,500	5,062	-	(5,062)	-	-
Common stock issued for warrant exercise			9,375,000	9,375	-	(9,375)	-	-
Common stock cancelled in exchange for preferred stock	-	-	(123,472,996)	(123,472)	-	-	-	(123,472)
Preferred stock issued in exchange for common stock	42,000	42	-	-	-	123,430	-	123,472
Common stock issued for debt cancellation	-	-	44,700,000	44,700	-	-	-	44,700
Warrants	-	-	-	-	-	111,393	-	111,393
Issuance of Warrants for equity line of credit	-	-	-	-	-	76,293	-	76,293
Net loss	-	-	-	-	-	-	(1,658,766)	(1,658,766)
Balance, December 31, 2022	42,000	$42	310,695,330	$310,695	$(1,000)	$3,320,042	$(4,279,949)	$(650,170)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2022 and 2021

	Year Ended 12/31/22	Year Ended 12/31/21
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,658,766)	$(1,811,302)
Adjustments to reconcile net loss to net cash used for operating activities:
Stock issued for services	34,500	573,348
Amortization of debt discount	282,414	266,511
Prepaid expenses	101,189	(87,689)
Depreciation and amortization	88,918	109,657
Account receivable	482	(2,741)
Non-cash interest conversion	53,200	-
Accrued interest	11,531	4,855
Inventory	(13,918)	(34,787)
Accrued expenses	67,876	(10,280)
Net cash used for operating activities	(1,032,574)	(992,428)
CASH FLOWS FROM INVESTING ACTIVITIES
Deposit - asset purchase	-	(180,000)
Machinery and equipment	-	(5,702)
Net cash used for investing activities	-	(185,702)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of loans payable - third party	(510,560)	(914,100)

Loans payable - third parties	1,013,980	827,100
Proceeds from issuance of common stock	-	1,711,150
Net advances from related party	73,836	772
Net cash provided by financing	577,256	1,624,922
Net increase (decrease) in cash and cash equivalents	(455,318)	446,792
Cash and cash equivalents at beginning of period	499,766	52,974
Cash and cash equivalents at end of period	$44,448	$499,766

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to repay third-party debt	$63,000	$101,610
Deferred offering costs associated with equity line of credit	$76,293	$-
Common stock issued for commitment fee	$-	$65,000
Fair value of warrants issued with convertible debt	$111,393	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$-	$-
Interest paid	$22,592	$13,067

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022

1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Basis of Presentation

Black Bird Biotech, Inc. (formerly Digital Development Partners, Inc.) (the “Company”) was incorporated in the State of Nevada in 2006 under the name “Cyprium Resources Inc.,” which was changed to “Digital Development Partners, Inc.” in August 2009. Effective June 14, 2021, the Company’s name change to “Black Bird Biotech, Inc.” Through 2014, the Company was involved, first, in the mining industry and, then, in the communications industry.

From 2015 until the January 1, 2020, acquisition of Black Bird Potentials Inc., a Wyoming corporation (“BB Potentials”), the Company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. The Company’s Board of Directors has adopted the business plan of BB Potentials and the Company’s ongoing operations now include those of BB Potentials. References to “the Company” include BB Potentials, as well as its other wholly-owned subsidiaries: Big Sky American Dist., LLC, a Montana limited liability company, and Black Bird Hemp Manager, LLC, a Montana limited liability company.

The consolidated financial statements include the accounts of Black Bird Biotech, Inc. and its wholly-owned subsidiaries. These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). All intercompany balances and transactions have been eliminated in consolidation.

Nature of Operations

The Company is the exclusive worldwide manufacturer and distributor for MiteXstreamTM, an EPA-certified plant-based biopesticide effective in the eradication of mites and other similar pests, including spider mites, that destroy crops, particularly cannabis, hops, coffee and house plants, as well as molds and mildew.

The Company also manufactures and sells, under its Grizzly Creek NaturalsTM brand name, CBD products, including CBD Oils, gummies and pet treats, as well as CBD-infused personal care products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had a working capital deficit of $726,463 at December 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s activities will necessitate significant uses of working capital beyond 2022. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s researching for new markets. The Company plans to continue financing its operations with cash received from financing activities, more specifically from related party loans.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

F-7

Cash and Cash Equivalents and Restricted Cash

Cash and equivalents include investments with initial maturities of three months or less. The Company had no cash equivalents as of December 31, 2022 and 2021.

Income Taxes

The Company accounts for income taxes utilizing ASC 740, “Income Taxes”. ASC 740 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not included in the measurement. The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has substantial net operating loss carry forwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with ASC 260, Earnings per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, outstanding options and warrants, if any, are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. At December 31, 2022 and 2021, there were potential dilutive securities of the Company outstanding.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Inventories

Inventories consist primarily of raw materials and finished goods. The inventory is recorded at the lower of cost or market which approximates first-in, first-out (FIFO).

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which range from 3-5 years.

Accounts Receivable and Revenue Recognition

Accounts receivable is recorded net of an allowance for expected losses. As of December 31, 2022 and 2021, there is $-0- and $-0- recorded as allowance for doubtful accounts. Revenue is recognized at the point of invoicing for sales of inventory.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the life of the loan using the straight-line method which approximates the effective interest method. As of December 31, 2022, there were $142,190 in unamortized loan fees.

Convertible Notes

The Company reviews the terms of convertible debt, equity instruments, and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately. In connection with the convertible debt agreements, the Company issued shares of common stock and common stock warrants. The Company has allocated the net proceeds from the debt agreements to the estimated fair value of these equity-linked instruments, which is recorded as a discount to the related debt balances. The Company amortizes the debt discount over the contractual maturity of the related debt agreements.

F-8

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2020-06-Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity's Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020. The Company early adopted ASU 2020-06 for the year beginning January 1, 2021.

Change in Accounting Principle

In August 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2020-06-Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity's Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020. The Company early adopted ASU 2020-06 for the year beginning January 1, 2021.

The Company has adopted the if-converted method for calculating EPS and the modified retrospective method as the transition method. The if-converted method assumes that the conversion of convertible securities occurs at the beginning of the reporting period and the modified retrospective recognizes the cumulative effect of the change as an adjustment to the beginning balance of retained earnings as of the date of adoption. Under the modified-retrospective method, no adjustment should be made to the comparative-period information including EPS.

During the year ended December 31, 2021, the cumulative effect of the changes on retained earnings is $29,788, additional paid-in-capital is $56,343 and notes payable is $26,555, as reflected in the accompanying financial statements. During the year ended December 31, 2021 the effect on EPS would be unchanged after the adoption of ASU 2020-06.

3. CORONAVIRUS PANDEMIC

During 2020 a strain of coronavirus (COVID-19) was reported worldwide resulting in decreased economic activity and closures of businesses which has adversely affected the broader global economy. The virus has continued to affect the economy through 2022. The Company is taking all necessary steps to keep its business premises in a safe environment and is constantly monitoring the impact of COVID-19. At this time, the extent to which COVID-19 will impact the economy and the Company is uncertain. Pandemics or other significant public heath events could have a material adverse effect on the Company and the results of its operations in the future.

4. CONCENTRATION OF CREDIT RISK

In the normal course of business the Company maintains cash with a Federally-insured financial institution. Individual account balance may occasionally exceed the Federally-insured limit of $250,000. The Company has not experienced and does not anticipate any losses as a result of any account balances exceeding the Federally-insured limits.

5. AMENDMENTS OF ARTICLES OF INCORPORATION

Certificates of Amendment

In January 2020, the Company amended its Articles of Incorporation to change its corporate name to “Black Bird Potentials Inc.” and submitted such filing to FINRA for approval thereof. FINRA did not approve such filing, due to an extended passage of time from the Company’s initial filing and its being late in filing certain periodic reports.

In April 2021, the Company amended its Articles of Incorporation to change its corporate name to “Black Bird Biotech, Inc.”

F-9

In February 2021, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock to 325,000,000 shares.

In April 2022, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 750,000,000 shares and to authorize 50,000,000 shares of preferred stock.

In November 2022, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 2,500,000,000 shares.

Certificate of Designation – Series A Preferred Stock

In August 2022, the Company filed with the State of Nevada a Certificate of Designation (the “Certificate of Designation”), which established a Series A Preferred Stock with the following rights, preferences, powers, restrictions and limitations:

Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series A Preferred Stock and the number of shares so designated shall be Forty-Two Thousand (42,000). Each share of the Series A Preferred Stock shall have a par value of $0.001.

Fractional Shares. The Series A Preferred Stock may be issued in fractional shares.

Voting Rights. The holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of:

(a)	The total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus

(b)	The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

Dividends. The Series A Preferred Stock shall be treated pari passu with the Company’s common stock, except that the dividend on each share of Series A Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Company’s common stock multiplied by the Conversion Rate, as that term is defined herein.

Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series A Preferred Stock shall be treated pari passu with the Company’s common stock, except that the payment on each share of Series A Preferred Stock shall be equal to the amount of the payment on each share of the Company’s common stock multiplied by the Conversion Rate, as that term is defined herein.

Conversion and Adjustments.

Conversion Rate. The Series A Preferred Stock shall be convertible into shares of the Company’s common stock, as follows:

Each 1,000 shares of Series A Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals one percent (1.00%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion (the “Conversion Rate”).

No Partial Conversion. A holder of shares of Series A Preferred Stock shall be required to convert all of such holder’s shares of Series A Preferred Stock, should any such holder exercise his, her or its rights of conversion.

Adjustment for Merger and Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Company’s common stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series A Preferred Stock shall be deemed to have been converted into shares of the Company’s common stock at the Conversion Rate.

Protection Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock.

Waiver. Any of the rights, powers or preferences of the holders of the Series A Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

F-10

No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.

6. PREFERRED STOCK

During the year ended December 31, 2022, pursuant to six separate Exchange Agreements a total of 42,000 shares of Series A Preferred Stock were issued in exchange for a total of 123,472,996 shares of common stock, which shares of common stock were cancelled and returned to the status of authorized and unissued.

7. COMMON STOCK

Common Stock Issued for Cash

Year Ended December 31, 2022

During the year ended December 31, 2022, the Company did not issue shares of common stock for cash.

Year Ended December 31, 2021

Regulation A Offering (SEC File No. 024-11215) (“Reg A #1”). During the year ended December 31, 2021, the Company sold (a) a total of 4,875,000 shares of its common stock for a total of $195,000, or $0.04 per share, in cash, and (b) a total of 4,687,500 shares of its common stock for a total of $150,000, or $0.032 per share, in cash, under the Reg A #1.

Regulation A Offering (SEC File No. 024-11621) (“Reg A #2”). During the year ended December 31, 2021, the Company sold a total of 93,033,333 shares of its common stock for a total of $1,395,500, or $0.015 per share, in cash under the Reg A #2.

Common Stock Issued for Services

Year Ended December 31, 2022

In January 2022, the Company entered into a consulting agreement with a third party, pursuant to which it is obligated to issue $7,500 of its common stock for each month of the six-month term of such agreement. During the nine months ended September 30, 2022, the Company issued a total of 2,300,000 shares of its common stock pursuant to this agreement, which shares were valued at $34,500. At December 31, 2022, the Company was obligated to issue $22,500 in shares of its common stock pursuant to this agreement, which amount is included in the Company’s accounts payable at December 31, 2022.

In April 2022, the Company entered into an executive services agreement with its Executive Vice President, William J. LoBell, pursuant to which it is obligated to issue 1,000,000 shares of its common stock upon execution of such agreement, then 500,000 shares of its common stock on each of July 1, 2022, October 1, 2022, January 1, 2023, and April 1, 2023. At December 31, 2022, the Company was obligated to issue a total of 2,000,000 shares of its common stock pursuant to this agreement, the total value of which, $20,000, is included in the Company’s accounts payable at December 31, 2022. All 2,000,000 shares were issued subsequent to December 31, 2022.

Year Ended December 31, 2021

In October 2021, the Company issued 13,000,000 shares of its common stock to a third party consultant, which shares were valued at $0.0195 per share, or $253,500, in the aggregate.

In September 2021, the Company entered into a consulting agreement with a third party, pursuant to which it is obligated to issue $3,000 of its common stock for each month of the three-month term of such agreement, in arrears. In October, November and December 2021, the Company became obligated to issue a total of 600,000 shares of its common stock pursuant to this agreement. The 600,000 shares were valued at $0.015 per share, or $9,000, in the aggregate, which amount is included in accounts payable in the accompanying balance sheet. All 600,000 shares were issued subsequent to December 31, 2021.

In July 2021, the Company entered into a consulting agreement with a third party, pursuant to which it is obligated to issue 167,000 shares of its common stock for each month of the six-month term of such agreement, a total of 1,002,000 shares, which shares were valued at $0.034 per share, or $34,068, in the aggregate.

In June 2021, the Company issued 500,000 shares of common stock to its Chief Financial Officer and Director, William E. Sluss, as a retention bonus, which shares were valued at $0.03 per share, or $15,000, in the aggregate.

F-11

In May 2021, the Company issued 8,000,000 shares of common stock to a third-party consultant pursuant to a consulting agreement, which shares were valued at $0.0313 per share, or $250,400, in the aggregate. The term of the consulting agreement expires in May 2022.

In April 2021, the Company issued 450,000 shares of common stock to a third-party consultant pursuant to a consulting agreement, which shares were valued at $.03 per share, or $13,500, in the aggregate. The term of the consulting agreement expired in June 2021.

In February 2021, the Company issued 2,000,000 shares of its common stock to a third party as a commitment fee, which shares were valued at $0.065 with a 50% discount per share, or $65,000, in the aggregate.

Pursuant to a consulting agreement, in January, February and March 2021, the Company issued a total of 150,000 shares (50,000 shares each month) of its common stock to a third-party consultant, which shares were valued at $0.0406 per share ($2,030, in the aggregate), $0.0534 per share ($2,670, in the aggregate) and $0.0436 per share ($2,180, in the aggregate), respectively.

Common Stock Issued for Debt Conversions

Year Ended December 31, 2022

During the year ended December 31, 2022, the Tri-Bridge Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$25,000	$0.001		24,999,998
Total Converted:	$25,000		Total Shares:	24,999,188

During the year ended December 31, 2022, $16,200 in accrued interest on the Talos Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$16,200	$0.001		16,200,000
Total Converted:	$16,200		Total Shares:	16,200,000

During the year ended December 31, 2022, $28,500 in principal on the Talos Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$28,500	$0.001		28,500,000
Total Converted:	$28,500		Total Shares:	28,500,000

During the year ended December 31, 2022, $9,500 in principal, $30,250 in interest and $7,000 in fees with respect to the Mast Hill Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$46,500	$0.001		46,500,000
Total Converted:	$46,500		Total Shares:	46,500,000

Year Ended December 31, 2021

During the year ended December 31, 2021, the Power Up Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$15,000	$0.0162		925,926
	$20,000	$0.0143		1,398,601
	$20,500	$0.0143		1,666,434
Total Converted:	$55,500		Total Shares:	3,990,961

F-12

During the year ended December 31, 2021, the Power Up Note #2 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$15,000	$0.0137		1,094,891
	$20,000	$0.0093		2,150,538
	$11,110	$0.0081		1,371,605
Total Converted:	46,110*		Total Shares:	4,617,034
* This amount includes $2,610 of interest.

Common Stock Issued for Warrant Exercise

During the year ended December 31, 2022, the Company issued 5,062,500 shares of common stock upon the exercise of a portion of the Talos Warrants. The exercise of the Talos Warrants was on a cashless basis.

During the year ended December 31, 2022, the Company issued 9,375,000 shares of common stock upon the exercise of a portion of the Mast Hill Fund #1 Warrants. The exercise of the Mast Hill Fund #1 Warrants was on a cashless basis.

Cancellation of Common Stock

During the year ended December 31, 2022, pursuant to six separate Exchange Agreements, a total of 123,472,996 shares of common stock were cancelled and returned to the status of authorized and unissued in exchange for a total of 42,000 shares of Series A Preferred Stock.

8. WARRANTS

At December 31, 2022, the Company had reserved 421,282,935 shares of its common stock for the following outstanding warrants:

Outstanding as of January 1, 2022	---
Granted	435,720,435
Exchanged for common shares	14,437,500
Outstanding as of December 31, 2022	421,282,935

During the year ended December 31, 2022, 435,720,435 warrants were issued as part of debt and equity financings, 14,437,500 warrants were exercised and no warrants were forfeited. The relative fair value of the warrants was recorded as a debt discount or deferred offering cost at issuance and is amortized over the life of the related debt.

The Company used the following assumptions in estimating the fair value of warrants issued during the year ended December 31, 2022, are as follows:

Strike price	$0.001-0.008
Term (years)	5
Volatility	0.145%-0.148%
Risk free rate	2.81-2.66
Dividend yield	0

Talos Victory Fund, LLC

In connection with the Talos Note #1, we issued to Talos Victory Fund 7,593,750 cashless warrants (the “Talos Note #1 Warrants”) with an exercise price of $0.008 per share. In August 2022, the Company issued 5,062,500 shares of common stock upon the exercise of a portion of the Talos Note #1 Warrants. The exercise of the Talos Note #1 Warrants was on a cashless basis.

Mast Hill Fund, L.P.

In connection with the Mast Hill Note #1, we issued to Mast Hill Fund 14,062,500 cashless warrants (the “Mast Hill Fund Note #1 Warrants”) with an exercise price of $0.008 per share. In August 2022, the Company issued 9,375,000 shares of common stock upon the exercise of a portion of the Mast Hill Fund Note #1 Warrants. The exercise of the Mast Hill Fund Note #1 Warrants was on a cashless basis.

In connection with the Mast Hill Note #2, the company issued to Mast Hill Fund 40,000,000 cashless warrants (the “Mast Hill Fund Note #2 Warrants”) with an exercise price of $0.0055 per share.

In connection with the Mast Hill Note #3, we issued to Mast Hill Fund 223,000,000 cashless warrants (the “Mast Hill Fund Note #3 Warrants”) with an exercise price of $0.001 per share.

In connection with the Equity Purchase Agreement with Mast Hill, we issued to Mast Hill 170,000,000 cashless warrants (the “Mast Hill EPA Warrants”) with an exercise price of $0.001 per share.

GS Capital Partners, LLC

In connection with the GS Capital Note #1, we issued to GS Capital 4,000,000 cashless warrants (the “GS Capital Warrants”) with an exercise price of $0.008 per share.

F-13

J.H. Darbie & Co.

As a placement agent fee in connection with the Talos Note #1, in May 2022, the Company issued to J.H. Darbie & Co. (“Darbie”) 1,215,000 cashless warrants (the “Darbie Placement #1 Warrants”) with an exercise price of $0.008 per share.

As a placement agent fee in connection with the Mast Hill Note #1, in May 2022, the Company issued to Darbie 2,250,000 cashless warrants (the “Darbie Placement #2 Warrants”) with an exercise price of $0.008 per share.

As a placement agent fee in connection with the Mast Hill Note #2, in September 2022, the Company issued to Darbie 2,130,613 cashless warrants (the “Darbie Placement #3 Warrants”) with an exercise price of $0.0049 per share.

As a placement agent fee in connection with the Mast Hill Note #3, in December 2022, the Company issued to Darbie 11,468,572 cashless warrants (the “Darbie Placement #4 Warrants”) with an exercise price of $0.0049 per share.

9.  CONVERTIBLE PROMISSORY NOTES – THIRD PARTIES

Tri-Bridge Ventures LLC

In April 2020, the Company obtained a loan in the amount of $25,000 from Tri-Bridge Ventures LLC. In consideration of such loan, the Company issued a $25,000 face amount convertible promissory note (the “Tri-Bridge Note”) bearing interest at 10% per annum, with principal and interest due in January 2021. Tri-Bridge Note is convertible into shares of the Company’s common stock at the rate of one share for each $0.001 of debt converted anytime after August 30, 2020.

During the year ended December 31, 2022, the Tri-Bridge Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$25,000	$0.001		24,999,998
Total Converted:	$25,000		Total Shares:	24,999,188

At December 31, 2022 and 2021, accrued interest on the Tri-Bridge Note was $-0- and $4,178, respectively. The $4,178 in accrued interest was forgiven by Tri-Bridge.

EMA Financial, LLC

In December 2020, the Company obtained a loan from EMA Financial, LLC which netted us $50,000 in proceeds. In consideration of such loan, the Company issued a $58,600 face amount convertible promissory note (the “EMA Note”), with OID of $4,100, bearing interest at 10% per annum, with principal and interest due in September 2021. The Company had the right to repay the EMA Note at a premium ranging from 120% to 145% of the face amount. The EMA Note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 60% of the market price of the Company’s common stock on the date of issuance of the EMA Note and the date of conversion, any time after June 15, 2021.

In June 2021, the EMA Note was repaid in full in the amount of $93,697.70, as follows: $58,600 in principal; $3,499.30 in interest; and $31,598.40 as a prepayment premium.

Power Up Lending Group Ltd.

In January 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $52,000 in proceeds. In consideration of such loan, the Company issued a $55,500 face amount convertible promissory note (“Power Up Note #1”) bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the Power Up Note #1 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #1 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #1 and the date of conversion, any time after July 14, 2021.

F-14

During the year ended December 31, 2021, the Power Up Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$15,000	$0.0162		925,926
	$20,000	$0.0143		1,398,601
	$20,500	$0.0143		1,666,434
Total Converted:	$55,500		Total Shares:	3,990,961

SE Holdings, LLC

In February 2021, the Company obtained a loan from SE Holdings LLC which netted the Company $106,000 in proceeds. In consideration of such loan, the Company issued a $121,000 face amount promissory note (the “SE Holdings Note”), with OID of $15,000, bearing interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in July 2021. The Company had the right to repay the SE Holdings Note at any time. Should the Company have been in default on SE Holdings Note, the SE Holdings Note would have become convertible into shares of the Company’s common stock at a conversion price equal to the lesser of the lowest closing bid price of the Company’s commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of the SE Holdings Note. In addition, the Company issued 2,000,000 shares of its common stock to SE Holdings as a commitment fee, which shares were valued at $0.065 with a 50% discount per share, or $65,000, in the aggregate.

Through September 2021, the Company had repaid $45,375 of the SE Holdings Note, in accordance with the terms of the SE Holdings Note. In October 2021, the remaining balance of the SE Holdings Note, $75,625, was repaid by the Company.

Power Up Lending Group Ltd.

In February 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $43,500 in proceeds. In consideration of such loan, the Company issued a $43,500 face amount convertible promissory note (“Power Up Note #2”) bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the Power Up Note #2 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #2 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #2 and the date of conversion, any time after August 17, 2021.

During the year ended December 31, 2021, the Power Up Note #2 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted			Conversion Price Per Share	Number Shares
	$15,000		$0.0137		1,094,891
	$20,000		$0.0093		2,150,538
	$11,110	*	$0.0081		1,371,605
Total Converted:	46,110			Total Shares:	4,617,034
* This amount includes $2,610 of interest.

Power Up Lending Group Ltd.

In April 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $68,750 in proceeds. In consideration of such loan, the Company issued a $68,750 face amount convertible promissory note (“Power Up Note #3”) bearing interest at 12% per annum, with principal and interest due in April 2022. The Company had the right to repay the Power Up Note #3 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #3 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #3 and the date of conversion, any time after October 22, 2021.

In September 2021, the Power Up Note #3 was repaid in full by the Company, as follows: $68,750.00 in principal, $27,500.00 in additional principal as a prepayment premium and $5,063.01 in interest, a total repayment amount of $101,313.01.

F-15

Power Up Lending Group Ltd.

In August 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $78,750 in proceeds. In consideration of such loan, the Company issued a $78,750 face amount convertible promissory note (“Power Up Note #4”) bearing interest at 12% per annum, with principal and interest due in August 2022. The Company had the right to repay the Power Up Note #4 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #4 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #4 and the date of conversion, any time after October 22, 2021.

In September 2021, the Power Up Note #4 was repaid in full by the Company, as follows: $78,750.00 in principal, $15,750.00 in additional principal as a prepayment premium and $5,393.84 in interest, a total repayment amount of $99,893.84.

FirstFire Global Opportunities Fund LLC

In September 2021, the Company obtained a loan from FirstFire Global Opportunities Fund LLC which netted the Company $125,000 in proceeds. In consideration of such loan, the Company issued a $250,000 face amount convertible promissory note (“FirstFire Note”), with OID of $125,000, due in September 2022. The Company had the right to repay the FirstFire Note at anytime, with a 20%, or $50,000, reduction in principal owed if repaid in full on or before November 30, 2021. The FirstFire Note was convertible into shares of the Company’s common stock at a conversion price equal to $0.015 per share, any time after December 1, 2021.

Prior to November 30, 2021, the FirstFire Note was repaid in full by the Company, in the amount of $200,000 (which included a $50,000 reduction in principal owed, due to the FirstFire Note’s being repaid in full on or before November 30, 2021).

Tiger Trout Capital Puerto Rico, LLC

In September 2021, the Company obtained a loan from Tiger Trout Capital Puerto Rico,  LLC which netted the Company $250,000 in proceeds. In consideration of such loan, the Company issued a $500,000 face amount convertible promissory note (“Tiger Trout Note”), with OID of $250,000, with principal due in September 2022. The Company has the right to repay the Tiger Trout Note at anytime, with a 10%, or $50,000, reduction in principal owed if repaid in full on or before November 30, 2021. The Tiger Trout Note is convertible into shares of the Company’s common stock at a conversion price equal to $0.015 per share, any time after December 1, 2021.

During the year ended December 31, 2022, the Company repaid in full the remaining $200,000 balance of the Tiger Trout Note.

1800 Diagonal Lending LLC

In March 2022, the Company obtained a loan from Sixth Street Lending LLC, who later assigned the loan to an affiliated company, 1800 Diagonal Lending LLC, which netted the Company $200,000 in proceeds. In consideration of such loan, the Company issued a $228,200 face amount promissory note (the “1800 Diagonal Note #1”), with OID of $24,450 recorded as a debt discount and a one-time interest charge of $25,102, with principal and interest payable in 10 equal monthly payments of $25,330.20 beginning in May 2022. The Company has the right to repay the 1800 Diagonal Note #1 at any time, without penalty. Should the Company become in default on the 1800 Diagonal Note #1, the 1800 Diagonal Note #1 becomes convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

As of December 31, 2022, the Company was current in its repayment obligations under the 1800 Diagonal Note #1 and the 1800 Diagonal Note #1 had a remaining balance of $45,640 at December 31, 2022.

Talos Victory Fund, LLC

In May 2002, the Company obtained a loan from Talos Victory Fund, LLC which netted the Company $107,780 in proceeds. In consideration of such loan, the Company issued a $135,000 face amount promissory note (the “Talos Note #1”), with OID of $13,500 recorded as a debt discount, commissions of $9,720 and legal fees of $4,000. The Talos Note #1 is due in May 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $0.005 per share, subject to a 4.99% equity blocker.

F-16

During the year ended December 31, 2022, $16,200 in accrued interest on the Talos Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$16,200	$0.001		16,200,000
Total Converted:	$16,200		Total Shares:	16,200,000

During the year ended December 31, 2022, $28,500 in principal on the Talos Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$28,500	$0.001		28,500,000
Total Converted:	$28,500		Total Shares:	28,500,000

At December 31, 2022, the Talos Note #1 had a remaining balance of $106,500.

Mast Hill Fund, L.P.

In May 2002, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $200,000 in proceeds. In consideration of such loan, the Company issued a $250,000 face amount promissory note (the “Mast Hill Note #1”), with OID of $25,000 recorded as a debt discount, commissions of $18,000 and legal fees of $7,000. The Mast Hill Note #1 is due in May 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $0.005 per share, subject to a 4.99% equity blocker.

In December 2022, the Mast Hill Note #1 was amended to increase the principal by $100,000, which amount represents financing fees. Also in December 31, 2022, the Company repaid $100,000 in principal of the Mast Hill Note #1.

During the year ended December 31, 2022, $9,500 in principal, $30,000 in interest and $7,000 in fees with respect to the Mast Hill Note #1 was repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$46,500	$0.001		46,500,000
Total Converted:	$46,500		Total Shares:	46,500,000

At December 31, 2022, the Mast Hill Note #1 had a remaining balance of $240,500.

GS Capital Partners, LLC

In June 2022, we obtained a loan from GS Capital Partners, LLC which netted our company $63,650 in proceeds. In consideration of such loan, we issued a $70,000 face amount promissory note (the “GS Capital Note #1”), with OID of $6,500 recorded as a debt discount, a finder’s fee of $4,900 and legal fees of $3,000, with principal and interest payable in 10 equal monthly payments of $7,840 beginning in September 2022. The Company has the right to repay the GS Capital Note #1 at any time, without penalty. Should the Company become in default on the GS Capital Note #1, the GS Capital Note #1 becomes convertible into shares of the Company’s common stock at a conversion price equal to 70% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

As of December 31, 2022, the Company was current in its repayment obligations under the GS Capital Note #1 and the GS Capital Note #1 had a remaining balance of $42,000 at December 31, 2022.

Boot Capital, LLC

In August 2022, the Company obtained a loan from Boot Capital, LLC which netted the Company $56,000 in proceeds. In consideration of such loan, the Company issued a $61,600 face amount promissory note (the “Boot Capital Note #1”), with OID of $5,600 recorded as a debt discount, commissions of $3,360 and legal fees of $2,500. The Boot Capital Note #1 is due in August 2023 and is convertible into shares of the Company’s common stock at any time after 180 days of issuance at a conversion price at a 40% discount to the then-market price of the Company’s common stock, subject to a 4.99% equity blocker.

At December 31, 2022, the Boot Capital Note #1 had a remaining balance of $61,600.

F-17

Mast Hill Fund, L.P.

In September 2022, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $130,500 in proceeds. In consideration of such loan, the Company issued a $145,000 face amount promissory note (the “Mast Hill Note #2”), with OID of $14,500 recorded as a debt discount, commissions of $10,440 and legal fees of $3,000. The Mast Hill Note #2 is due in September 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $0.0025 per share, subject to a 4.99% equity blocker.

At December 31, 2022, the Mast Hill Note #2 had a remaining balance of $145,000.

1800 Diagonal Lending LLC

In November 2022, the Company obtained a loan from 1800 Diagonal Lending LLC which netted the Company $100,000 in proceeds. In consideration of such loan, the Company issued a $103,750 face amount convertible promissory note (“1800 Diagonal Note #2”) bearing interest at 10% per annum, with principal and interest due in November 2023. The Company has the right to repay the 1800 Diagonal Note #2 at a premium ranging from 120% to 125% of the face amount. The 1800 Diagonal Note #2 is convertible into shares of the Company’s common stock at a conversion price equal to 65% multiplied by the average of the two lowest trading prices of the Company’s common stock during the 15 trading days prior to the applicable conversion date, any time after May 7, 2023.

At December 31, 2022, the 1800 Diagonal Note #2 had a remaining balance of $103,750.

Mast Hill Fund, L.P.

In December 2022, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $179,650 in proceeds. In consideration of such loan, the Company issued a $223,000 face amount senior secured promissory note (the “Mast Hill Note #3”), with OID of $22,300 recorded as a debt discount, commissions of $16,050 and legal fees of $5,000. The Mast Hill Note #3 is due in December 2023 and is convertible into shares of our common stock at any time at a conversion price of $0.001 per share, subject to a 4.99% equity blocker. In connection with the Mast Hill Note #3, we issued to Mast Hill 223,000,000 cashless warrants with an exercise price of $.001 per share. Additionally, we issued 11,468,572 cashless warrants with an exercise price of $0.0014 per share to Darbie, as a placement agent fee, in connection with the Mast Hill Note #3.

At December 31, 2022, the Mast Hill Note #3 had a remaining balance of $223,000.

10. LOANS PAYABLE - RELATED PARTIES

Year Ended December 31, 2022

During the year ended December 31, 2022, the Company obtained $70,500 in advances from Touchstone Enviro Solutions, Inc. (“Touchstone”), a company owned by three of the Company’s officers and directors, Fabian G. Deneault, L. A. Newlan, Jr. and Eric Newlan. The funds were used to make payment on the 1800 Diagonal Note #1 and for working capital. Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At December 31, 2022, the Company owed Touchstone $70,500.

During the year ended December 31, 2022, the Company obtained an advance from its President, Fabian G. Deneault, in the amount of $10,000. The funds were used for marketing expenses. Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At December 31, 2022, the Company owed Mr. Deneault $10,000.

At December 31, 2022, the Company owed Astonia LLC $5,242 in principal and $491 in interest, and (b) EF2T, Inc. $4,470 in principal and $996 in interest.

Year Ended December 31, 2021

During the year ended December 31, 2021, the Company obtained an advance from one of its officers and directors, Eric Newlan, as follows:

In June 2021, Mr. Newlan advanced the sum of $93,732.70 to the Company. The funds were used to repay the EMA Financial Note (the total repayment amount was $93,697.70: $61,119.80 in principal; $3,499.30 in interest; and $29,078.60 as a prepayment premium). Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At December 31, 2021, such loan had been repaid in full, in the amount of $93,697.70.

At December 31, 2021, the Company owed (a) Astonia LLC $5,242 in principal and $268 in interest, and (b) EF2T, Inc. $4,470 in principal and $773 in interest.

F-18

11. RELATED PARTY TRANSACTIONS

Securities Exchange Agreements

In August 2022, the Company entered into six separate securities exchange agreements (collectively, the “Exchange Agreements”) with its officers and directors: (a) Fabian G. Deneault (the “Deneault Agreement”), President and a Director of the Company, (b) Newlan & Newlan, Ltd. (the “Newlan Agreement”), a law firm owned by Eric Newlan, Vice President, Secretary and a Director of the Company, and L. A Newlan, Jr., a Director of the Company, (c) William E. Sluss (the “Sluss Agreement”), Chief Financial Officer and a Director of the Company, (d) EFT Holdings, Inc. (the “EFT Holdings Agreement”), a company controlled by Jack Jie Qin, a Director of the Company, (e) EF2T, Inc. (the “EF2T Agreement”), a company owned by Mr. Qin, and (f) Astoria LLC (the “Astoria Agreement”), a company controlled by Mr. Qin.

Pursuant to the Exchange Agreements, the Company issued a total of 42,000 shares of its Series A Preferred Stock, in exchange for a total of 123,472,996 shares of its common stock, as follows:

Exchange Agreement	Number of Shares of Common Stock to be Exchanged	Number of Shares of Series A Preferred Stock to be Issued
Deneault Agreement	49,746,253 shares	14,250 shares
Newlan Agreement	49,317,406 shares	14,250 shares
Sluss Agreement	1,115,002 shares	1,000 shares
EFT Holdings Agreement	18,221,906 shares	9,778 shares
EF2T Agreement	2,240,768 shares	1,202 shares
Astonia Agreement	2,831,661 shares	1,520 shares
	123,472,996 shares	42,000 shares

The 123,472,996 shares of common stock received by the Company pursuant to the Exchange Agreements were cancelled and returned to the status of authorized and unissued.

Advances from Related Parties

Year Ended December 31, 2022

During the year ended December 31, 2022, the Company obtained $70,500 in advances from Touchstone Enviro Solutions, Inc. (“Touchstone”), a company owned by three of the Company’s officers and directors, Fabian G. Deneault, L. A. Newlan, Jr. and Eric Newlan. The funds were used to make payment on the 1800 Diagonal Note #1 and for working capital. Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At December 31, 2022, the Company owed Touchstone $70,500.

During the year ended December 31, 2022, the Company obtained an advance from its President, Fabian G. Deneault, in the amount of $10,000. The funds were used for marketing expenses. Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At December 31, 2022, the Company owed Mr. Deneault $10,000.

At December 31, 2022, the Company owed (a) Astonia LLC $5,242 in principal and $491 in interest, and (b) EF2T, Inc. $4,470 in principal and $996 in interest

Year Ended December 31, 2021

During the year ended December 31, 2021, the Company obtained an advance from one of its officers and directors, Eric Newlan, as follows:

In June 2021, Mr. Newlan advanced the sum of $93,732.70 to the Company. The funds were used to repay the EMA Financial Note (the total repayment amount was $93,697.70: $58,600 in principal; $3,499.30 in interest; and $31,598.40 as a prepayment premium). Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At December 31, 2021, such loan had been repaid in full, in the amount of $93,697.70.

At December 31, 2022, the Company owed (a) Astonia LLC $5,242 in principal and $268 in interest, and (b) EF2T, Inc. $4,470 in principal and $773 in interest.

F-19

Employment Agreement

In April 2022, the Company entered into an employment agreement with one of its executive officers, William J. LoBell. This agreement is for a two-year term. Under the agreement, Mr. LoBell was to be issued 1,000,000 shares of Company common stock as a signing bonus and he is to be issued 500,000 shares of our common stock on the first day of July 2022, October 2022, January 2023 and April 2023. By the terms of this agreement, all shares of common stock issued to Mr. LoBell are valued at $0.01 per share. At December 31, 2022, the Company was obligated to issue a total of 2,000,000 shares of its common stock pursuant to this agreement, the total value of which, $33,333, is included in the Company’s accounts payable at December 31, 2022. All 2,000,000 shares were issued subsequent to December 31, 2022. Additionally, Mr. LoBell is to be paid a monthly salary of $5,000.

Common Stock Issued for Services

In April 2022, the Company entered into an executive services agreement with its Executive Vice President, William J. LoBell, pursuant to which it is obligated to issue 1,000,000 shares of its common stock upon execution of such agreement, then 500,000 shares of its common stock on each of July 1, 2022, October 1, 2022, January 1, 2023, and April 1, 2023. At December 31, 2022, the Company was obligated to issue a total of 2,000,000 shares of its common stock pursuant to this agreement, the total value of which, $20,000, is included in the Company’s accounts payable at December 31, 2022. All 2,000,000 shares were issued subsequent to December 31, 2022.

Stock Issued for Bonus

In June 2021, the Company issued 500,000 shares of common stock to its Chief Financial Officer and Director, William E. Sluss, as a retention bonus, which shares were valued at $0.03 per share, or $15,000, in the aggregate.

New MiteXstream Agreement

In February 2021, BB Potentials entered into a Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”) with a related party, Touchstone Enviro Solutions, Inc., which replaced a prior similar agreement (the “Original MiteXstream Agreement”) and served to expand BB Potentials’ rights with respect to MiteXstream, an EPA-registered biopesticide. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”
(1) Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2) The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of the Company approved the New MiteXstream Agreement.

As of December 31, 2022, the Company owed Touchstone Enviro Solutions, Inc. $3,300 in royalties, which amount has been accrued.

Facility Lease

In May 2020, BB Potentials entered into a facility lease with Grizzly Creek Farms, LLC, an entity owned by one of the Company’s directors, Fabian G. Deneault, with respect to approximately 2,000 square feet of manufacturing space located in Ronan, Montana. Monthly rent under such lease was $1,500 and the initial term of such lease expired in December 2025. This lease was terminated effective April 1, 2021. Since such date, Mr. Deneault permits BB Potentials to utilize the leased facility for storage, at no charge.

F-20

12. SECURITIES EXCHANGE AGREEMENTS

In August 2022, the Company entered into six separate securities exchange agreements (collectively, the “Exchange Agreements”) with its officers and directors: (a) Fabian G. Deneault (the “Deneault Agreement”), President and a Director of the Company, (b) Newlan & Newlan, Ltd. (the “Newlan Agreement”), a law firm owned by Eric Newlan, Vice President, Secretary and a Director of the Company, and L. A Newlan, Jr., a Director of the Company, (c) William E. Sluss (the “Sluss Agreement”), Chief Financial Officer and a Director of the Company, (d) EFT Holdings, Inc. (the “EFT Holdings Agreement”), a company controlled by Jack Jie Qin, a Director of the Company, (e) EF2T, Inc. (the “EF2T Agreement”), a company owned by Mr. Qin, and (f) Astoria LLC (the “Astoria Agreement”), a company controlled by Mr. Qin.

Pursuant to the Exchange Agreements, the Company issued a total of 42,000 shares of its Series A Preferred Stock, in exchange for a total of 123,472,996 shares of its common stock, as follows:

Exchange Agreement	Number of Shares of Common Stock to be Exchanged	Number of Shares of Series A Preferred Stock to be Issued
Deneault Agreement	49,746,253 shares	14,250 shares
Newlan Agreement	49,317,406 shares	14,250 shares
Sluss Agreement	1,615,002 shares	1,000 shares
EFT Holdings Agreement	18,221,906 shares	9,778 shares
EF2T Agreement	2,240,768 shares	1,202 shares
Astonia Agreement	2,831,661 shares	1,520 shares
	123,472,996 shares	42,000 shares

The 123,472,996 shares of common stock received by the Company pursuant to the Exchange Agreements were cancelled and returned to the status of authorized and unissued.

13. NEW MITEXSTREAM AGREEMENT

In February 2021, BB Potentials entered into a Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”) with a related party, Touchstone Enviro Solutions, Inc., which replaced a prior similar agreement (the “Original MiteXstream Agreement”) and served to expand BB Potentials’ rights with respect to MiteXstream, an EPA-registered biopesticide. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”
(1) Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met. (2) The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of the Company approved the New MiteXstream Agreement.

As of December 31, 2022, the Company owed Touchstone Enviro Solutions, Inc. $3,300 in royalties, which amount has been accrued.

14. ASSET PURCHASE

In December 2020, a newly-formed subsidiary of the Company, Big Sky American Dist., LLC, a Montana limited liability company (“Big Sky American”), which distributes the Company’s Grizzly Creek Naturals CBD and other consumer products in Western Montana, entered into an asset purchase (the “Big Sky APA”), whereby it purchased certain distribution-related assets associated with approximately 200 retail locations in Western Montana for $200,000 in cash, in February 2021. The purchased assets consisted of $10,000 of furniture and equipment and $190,000 of an intangible asset, a customer list, which was amortized over 18 months.

15. INTANGIBLE ASSET

The Company has an intangible asset related to the purchase of product distribution assets in the amount of $190,000, which is for a customer list that was amortized over 18 months.  The asset has been fully amortized as of December 31, 2022.

F-21

16. INVENTORY

Inventory at December 31, 2022, consists of the following:

Raw Materials	$28,310
Work in Process	60,071
$88,381

17. STOCKHOLDER RECEIVABLE

At December 31, 2022 and 2021, cash relating to a stockholder receivable of BB Potentials for $1,000, which stockholder receivable became a part of the Company’s outstanding common stock history, upon its acquisition of BB Potentials. The stockholder receivable relates to 42,885 shares of Company common stock.

18. REGULATION A OFFERINGS

Reg A #1. During the year ended December 31, 2021, the Company sold (a) a total of 4,875,000 shares of its common stock for a total of $195,000, or $0.04 per share, in cash, and (b) a total of 4,687,500 shares of its common stock for a total of $150,000, or $0.032 per share, in cash, under the Reg A #1.

Reg A #2. During the year ended December 31, 2021, the Company sold a total of 93,033,333 shares of its common stock for a total of $1,395,500, or $0.015 per share, in cash under the Reg A #2.

19. INCOME TAXES

The Company’s federal income tax returns for the years ended December 31, 2019, through December 31, 2021, remain subject to examination by the Internal Revenue Service, as of December 31, 2022.

No provision was made for federal income tax for the year ended December 31, 2022, since the Company had net operating losses.

The Company has available net operating loss carry-forward of approximately $5,468,000 which begins to expire in 2029 unless utilized beforehand. The availability of the Company’s net operating loss carry forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock. As presented below, the Company generated a deferred tax asset through the net operating loss carry-forward. However, a 100% valuation allowance has been established because the ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available.  Management considers projected future taxable income, the scheduled reversal of deferred tax liabilities and available tax planning strategies that can be implemented by the Company in making this assessment.  Based upon the level of historical taxable income and projections for future taxable income over the period in which the net operating loss carryforwards are available to reduce income taxes payable, management has established a full valuation allowance such that the net deferred tax asset is $0, as of December 31, 2022 and 2021.

The Tax Cuts and Jobs Act of 2017 (the “2017 Act”) reduced the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2018. For net operating losses (NOLs) arising after December 31, 2018, the 2017 Act limits a taxpayer’s ability to utilize NOL carryforwards to 80% of taxable income. In addition, NOLs arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited. NOLs generated in tax years beginning before January 1, 2018, will not be subject to the taxable income limitation. The 2017 Act would eliminate the carryback of all NOLs arising in a tax year ending after 2017 and, instead, permits all such NOLs to be carried forward indefinitely.

	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$1,146,386	$798,046
Less: valuation allowance	(1,146,386)	(798,046)
Net deferred tax assets	$-	$-

20. LEASING COMMITMENTS

At December 31, 2022, the Company had no existing operating lease.

F-22

21. EQUITY PURCHASE AGREEMENT

In December 2022, the Company entered into an Equity Purchase Agreement (the “Equity Agreement”), together with a registration rights agreement, with Mast Hill Fund, L.P. (“Mast Hill”), pursuant to which the Company has the right to sell to Mast Hill up to $5,000,000 in shares of Company common stock, subject to certain limitations. Mast Hill was also issued a five-year warrant to purchase 170,000,000 shares of Company common stock at an exercise price of $0.001 per share with standard anti-dilution provisions and cashless exercise. For the 170,000,000 stock warrants issued, the Company used the Black Scholes Pricing Model to determine the fair value. The fair value for the stock warrants was $76,293, which was recorded as deferred offering costs.

Under the terms and subject to the conditions of the Equity Agreement, Mast Hill is obligated to purchase up to $5,000,000 in shares of Company common stock (subject to certain limitations) from time to time over the 24-month period commencing on the date of the Equity Agreement. The price per share of Company common stock shall be ninety percent (90%) of the average of the two (2) lowest volume weighted average prices of the common stock for seven trading days following the clearing date associated with the put notice delivered by the Company to Mast Hill. The minimum amount of each put shall be $20,000 and the maximum shall be the lower of 150% of the average daily trading volume and $500,000.

The Company’s sales of shares of Company common stock to Mast Hill under the Equity Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Mast Hill and its affiliates, at any single point in time, of more than 4.99% of the then-outstanding shares of Company common stock.

The Company agreed with Mast Hill that it will not enter into any other credit equity line agreements without the prior consent of Mast Hill.

Pursuant to the terms of the registration rights agreement, the Company is obligated to file a registration statement with the SEC with respect to the shares of Company common stock issuable to Mast Hill in connection with the Equity Agreement.

22. SUBSEQUENT EVENTS

Loan Repayment

In January 2023, the 1800 Diagonal Note #2 was repaid in full.

Loan From Third Party

In January 2023, we obtained a loan from 1800 Diagonal Lending LLC, which netted the Company $125,330.20 in proceeds. In consideration of such loan, the Company issued a $144,569.20 face amount promissory note (the “1800 Diagonal Note #3”), with OID of $15,489, a one-time interest charge of $17,348.30, legal fees of $3,000 and $750 in due diligence fees, with principal and interest payable in 10 equal monthly payments of $16,191.75 beginning in February 2023. The Company has the right to repay the 1800 Diagonal Note #3 at any time, without penalty. Should the Company become in default on the 1800 Diagonal Note #3, the 1800 Diagonal Note #3 becomes convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

Facility Lease

In January 2023, the Company entered into a lease for the operating facility described below.

Address	Description	Use	Yearly Rent	Expiration Date
11961 Hilltop Road Building 7 – Suite 22 Argyle, Texas 76226	Office/Warehouse (1,500 sq. ft.)	Administrative/ Warehousing	$8,700 *	January 31, 2025

*

 The Company is a co-lessee under the lease agreement by which it rents this facility. The Company’s co-lessee is Petro X Solutions, Inc., a wholly-owned subsidiary of Accredited Solutions, Inc., a publicly-traded company (symbol: ASII), an affiliate the Company. By agreement with Petro X Solutions, each party is responsible for 50% of the rent and all tenancy-related expenses. However, should Petro X Solutions default in its rent obligations, the Company would be responsible for paying the entire monthly rental amount of $1,450.

F-23

Common Stock Issued for Services

In March 2023, the Company issued a total of 2,000,000 shares of its common stock pursuant to an employment agreement with the Company’s Executive Vice President, William J. LoBell, the total value of which, $20,000, was included in the Company’s accounts payable at December 31, 2022. In March 2023, the Company issued an additional 500,000 shares of its common stock pursuant to such employment agreement, the aggregate valued of which shares was $5,000.

Common Stock Issued for Debt Conversions

Talos Victory Fund, LLC

Subsequent to December 31, 2022, the Talos Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$106,500	$0.001		106,500,000
Total Converted:	$106,500		Total Shares:	106,500,000

Mast Hill Fund, L.P.

Subsequent to December 31, 2022, $36,650 in principal and $5,250 in fees with respect to the Mast Hill Note #1 has been repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$41,900	$0.001		41,900,000
Total Converted:	$41,900		Total Shares:	41,900,000

Boot Capital, LLC

Subsequent to December 31, 2022, $6,250 in principal of the Boot Capital Note #1 has been repaid through conversion into shares of the Company’s common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
	$6,250	$0.0003		20,833,333
Total Converted:	$6,250		Total Shares:	20,8333,333

Other

Management has evaluated subsequent events through March 20, 2023.

F-24

Black Bird Biotech, Inc.

581,468,572 Shares of Common Stock

PROSPECTUS

___________, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

                The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

Type	Amount
SEC registration fee	$53.56
Accounting fees and expenses*	5,000
Legal fees and expenses*	5,000
Printing expenses*	1,500
Miscellaneous fees and expenses*	1,000
Total expenses*	12,553.56
* Estimated

Item 14. Indemnification of Directors and Officers

                Our Bylaws provide that our company shall indemnify our directors and officers from and against any liability arising out of their service as a director or officer of our company or any subsidiary or affiliate of which they serve as an officer or director at our request to the fullest extent not prohibited by NRS Chapter 78. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

                The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

                During 2023, the Company has issued securities that were not registered under the Securities Act, as follows:

                Convertible Promissory Note

In January 2023, the Company issued a $144,569.20 face amount promissory note to 1800 Diagonal Lending LLC, with OID of $15,489 and a one-time interest charge of $17,348.30, with principal and interest payable in 10 equal monthly payments of $16,191.75 beginning in February 2023. The Company has the right to repay the note at any time, without penalty. Should the Company become in default on the note, the note becomes convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

The issuance of the foregoing convertible promissory note was exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

II-1

Common Stock

During 2023, we have issued a total of 56,500,000 shares of common stock in repayment of debt, pursuant to debt conversion transactions. The issued shares were valued at $56,500, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

The issuances of the foregoing shares of common stock were exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

                During 2022, the Company issued securities that were not registered under the Securities Act, as follows:

Convertible Promissory Notes

In March 2022, the Company obtained a loan from Sixth Street Lending LLC, who later assigned the loan to an affiliated company, 1800 Diagonal Lending LLC, which netted the Company $200,000 in proceeds. In consideration of such loan, the Company issued a $228,200 face amount promissory note, with OID of $24,450 and a one-time interest charge of $25,102, with principal and interest payable in 10 equal monthly payments of $25,330.20 beginning in May 2022. The Company has the right to repay the 1800 Diagonal Note #1 at any time, without penalty. Should the Company become in default on the note, the note becomes convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

In May 2002, the Company obtained a loan from Talos Victory Fund, LLC which netted the Company $107,780 in proceeds. In consideration of such loan, the Company issued a $135,000 face amount promissory note, with OID of $13,500, commissions of $9,720 and legal fees of $4,000. The note is due in May 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.005 per share, subject to a 4.99% equity blocker.

In May 2022, the Company obtained a loan from Mast Hill Fund, L.P. which netted the Company $200,000 in proceeds. In consideration of such loan, the Company issued a $250,000 face amount promissory note, with OID of $25,000, commissions of $18,000 and legal fees of $7,000. The note is due in May 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.005 per share, subject to a 4.99% equity blocker.

In June 2022, we obtained a loan from GS Capital Partners, LLC which netted our company $63,650 in proceeds. In consideration of such loan, we issued a $70,000 face amount promissory note, with OID of $6,500, a finder’s fee of $4,900 and legal fees of $3,000, with principal and interest payable in 10 equal monthly payments of $7,840 beginning in September 2022. The Company has the right to repay the GS Capital Note #1 at any time, without penalty. Should the Company become in default on the note, the note becomes convertible into shares of the Company’s common stock at a conversion price equal to 70% multiplied by the lowest trading price of the Company’s common stock during the 10 trading days prior to the applicable conversion date.

In August 2022, the Company obtained a loan from Boot Capital, LLC which netted the Company $56,000 in proceeds. In consideration of such loan, the Company issued a $61,600 face amount promissory note, with OID of $5,600, commissions of $3,360 and legal fees of $2,500. The note is due in August 2023 and is convertible into shares of the Company’s common stock at any time after 180 days of issuance at a conversion price at a 40% discount to the then-market price of the Company’s common stock, subject to a 4.99% equity blocker.

In September 2022, the Company issued a $145,000 face amount senior secured promissory note to Mast Hill Fund, L.P., with OID of $14,500. The note is due in September 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.0025 per share, subject to a 4.99% equity blocker.

In November 2022, the Company obtained a loan from 1800 Diagonal Lending LLC which netted the Company $100,000 in proceeds. In consideration of such loan, the Company issued a $103,750 face amount convertible promissory note bearing interest at 10% per annum, with principal and interest due in November 2023. The Company has the right to repay the note at a premium ranging from 120% to 125% of the face amount. The note is convertible into shares of the Company’s common stock at a conversion price equal to 65% multiplied by the average of the two lowest trading prices of the Company’s common stock during the 15 trading days prior to the applicable conversion date, any time after May 7, 2023.

In December 2022, the Company issued a $223,000 face amount senior secured promissory note to Mast Hill Fund, L.P., with OID of $22,300. The note is due in December 2023 and is convertible into shares of the Company’s common stock at any time at a conversion price of $.001 per share, subject to a 4.99% equity blocker.

The issuances of the foregoing convertible promissory notes were exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

II-2

Warrants

In May 2022, we issued to Talos Victory Fund, LLC 7,593,750 cashless warrants with an exercise price of $.008 per share, with a term of five years. These warrants were issued as further consideration in connection with a loan transaction. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

In May 2022, we issued to Mast Hill Fund, L.P. 14,062,500 cashless warrants with an exercise price of $.008 per share, with a term of five years. These warrants were issued as further consideration in connection with a loan transaction. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

In May 2022, as a placement agent fee, the Company issued to J.H. Darbie & Co. 1,215,000 cashless warrants with an exercise price of $0.008 per share, with a term of five years. These warrants were issued as further consideration in connection with a loan transaction. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

In May 2022, as a placement agent fee, the Company issued to J.H. Darbie & Co. 2,250,000 cashless warrants with an exercise price of $0.008 per share, with a term of five years. These warrants were issued as further consideration in connection with a loan transaction. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

In July 2022, we issued to GS Capital, LLC 4,000,000 cashless warrants with an exercise price of $.008 per share, with a term of five years. These warrants were issued as further consideration in connection with a loan transaction. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

In September 2022, we issued to Mast Hill Fund, L.P. 40,000,000 cashless warrants with an exercise price of $0.0055 per share, with a term of five years. These warrants were issued as further consideration in connection with a loan transaction. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

In September 2022, as a placement agent fee, the Company issued to J.H. Darbie & Co. 2,130,613 cashless warrants with an exercise price of $0.0049 per share, with a term of five years. These warrants were issued as further consideration in connection with a loan transaction. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

In December 2022, we issued to Mast Hill Fund, L.P. 170,000,000 cashless warrants with an exercise price of $0.003 per share, with a term of five years. These warrants were issued as further consideration in connection with a loan transaction. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

Series A Preferred Stock

During 2022, we issued a total of 42,000 shares of Series A Preferred Stock in exchange for a total of 123,972,996 shares of common stock, pursuant to securities exchange agreements. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

Common Stock

During 2022, we issued a total of 31,999,998 shares of common stock in repayment of debt, pursuant to debt conversion transactions. The issued shares were valued at $32,001, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, we issued a total of 2,300,000 shares of common stock in payment of services pursuant to a consulting agreement. The issued shares were valued at $34,500, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, we issued a total of 14,437,500 shares of common stock pursuant to the exercise of outstanding cashless warrants. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2021, the Company issued securities that were not registered under the Securities Act, as follows:

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Convertible Promissory Notes

In January 2021, the Company issued a $55,500 face amount convertible promissory note to Power Up Lending Group Ltd. bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the note at a premium ranging from 125% to 145% of the face amount. The note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the note and the date of conversion, any time after July 14, 2021.

In February 2021, the Company issued a $121,000 face amount promissory note to SE Holdings, LLC with OID of $15,000, bearing interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in July 2021. The Company had the right to repay the note at any time. Should the Company have been in default on note, the note would have become convertible into shares of the Company’s common stock at a conversion price equal to the lesser of the lowest closing bid price of the Company’s commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of the SE Holdings Note.

In February 2021, the Company issued a $43,500 face amount convertible promissory note to Power Up Lending Group Ltd. bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the note at a premium ranging from 125% to 145% of the face amount. The note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the note and the date of conversion, any time after August 17, 2021.

In April 2021, the Company issued a $68,750 face amount convertible promissory note to Power Up Lending Group Ltd. bearing interest at 12% per annum, with principal and interest due in April 2022. The Company had the right to repay the note at a premium ranging from 125% to 145% of the face amount. The note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the note and the date of conversion, any time after October 22, 2021.

In August 2021, the Company issued a $78,750 face amount convertible promissory note to Power Up Lending Group Ltd. bearing interest at 12% per annum, with principal and interest due in August 2022. The Company had the right to repay the note at a premium ranging from 125% to 145% of the face amount. The note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the note and the date of conversion, any time after October 22, 2021.

In September 2021, the Company issued a $250,000 face amount convertible promissory note to FirstFire Global Opportunities Fund LLC, with OID of $125,000, due in September 2022. The Company had the right to repay the note at anytime, with a 20%, or $50,000, reduction in principal owed if repaid in full on or before November 30, 2021. The note was convertible into shares of the Company’s common stock at a conversion price equal to $.015 per share, any time after December 1, 2021.

In September 2021, the Company issued a $500,000 face amount convertible promissory note to Tiger Trout Capital Puerto Rico, LLC, with OID of $250,000, with principal due in September 2022. The Company has the right to repay the note at anytime, with a 10%, or $50,000, reduction in principal owed if repaid in full on or before November 30, 2021. The note is convertible into shares of the Company’s common stock at a conversion price equal to $.015 per share, any time after December 1, 2021.

The issuances of the foregoing convertible promissory notes were exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

Common Stock

During 2021, we issued 2,000,000 shares of common stock as a commitment fee as further consideration of a loan. The issued shares were valued at $65,000, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2021, we issued a total of 8,607,995 shares of common stock in repayment of debt, pursuant to debt conversion transactions. The issued shares were valued at $101,610, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

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During 2021, we issued a total of 23,102,000 shares of common stock in payment of services pursuant to consulting agreements. The issued shares were valued at $573,348, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2021, we sold a total of 102,595,833 shares of common stock for a total of $1,740,500 in cash, pursuant to Offering Statements on Form 1-A. These shares of Company Common Stock were issued in reliance on the exemption provided by Regulation A.

During 2020, the Company issued securities that were not registered under the Securities Act, as follows:

Convertible Promissory Notes

In April 2020, the Company issued a $25,000 face amount convertible promissory note to GPL Ventures LLC bearing interest at 10% per annum, with principal and interest due in January 2021. The Note is convertible into shares of the Company’s common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020.

In April 2020, the Company issued a $25,000 face amount convertible promissory note to Tri-Bridge Ventures LLC bearing interest at 10% per annum, with principal and interest due in January 2021. The Note is convertible into shares of the Company’s common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020.

In December 2020, the Company obtained a loan from EMA Financial, LLC which netted us $50,000 in proceeds. In consideration of such loan, the Company issued a $58,600 face amount convertible promissory note (the “EMA Note”), with OID of $4,100, bearing interest at 10% per annum, with principal and interest due in September 2021. The Company had the right to repay the EMA Note at a premium ranging from 120% to 145% of the face amount. The EMA Note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 60% of the market price of the Company’s common stock on the date of issuance of the EMA Note and the date of conversion, any time after June 15, 2021.

The issuances of the foregoing convertible promissory notes were exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

Common Stock

During 2020, we issued a total of 23,294,335 shares of common stock pursuant to debt cancellation agreements. A total of $1,133,097 of indebtedness was cancelled. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2020, we issued a total of 120,000,000 shares of common stock pursuant to an agreement and plan of reorganization. The issued shares were valued at $114,945, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2020, we issued a total of 1,600,000 shares of common stock in payment of services pursuant to consulting agreements. The issued shares were valued at $23,000, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2020, we sold 125,000 shares of common stock for $2,500 in cash, in the aggregate. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2020, we sold a total of 13,200,000 shares of common stock for a total of $528,000 in cash, pursuant to an Offering Statement on Form 1-A. These shares of Company Common Stock were issued in reliance on the exemption provided by Regulation A.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2.1	Plan and Agreement of Merger between Registrant and Black Bird Potentials Inc.	Current Report on Form 8-K filed on January 7, 2020
3.1	Articles of Incorporation	Registration Statement on Form SB-2 (File No. 333-145951)
3.2	Certificate of Change Pursuant to NRS 78.209 filed May 20, 2009	Offering Statement on Form 1-A (File No. 024-11621)
3.3	Articles of Merger filed May 20, 2009	Offering Statement on Form 1-A (File No. 024-11621)
3.4	Certificate of Amendment to Articles of Incorporation filed January 31, 2020	Offering Statement on Form 1-A (File No. 024-11621)
3.5	Certificate of Amendment to Articles of Incorporation filed February 19, 2021	Offering Statement on Form 1-A (File No. 024-11621)
3.6	Certificate of Amendment to Articles of Incorporation filed April 23, 2021	Filed previously.
3.7	Certificate of Amendment to Articles of Incorporation filed April 20, 2022	Current Report on Form 8-K filed on April 26, 2022
3.8	Certificate of Designation filed August 11, 2022	Current Report on Form 8-K filed on August 15, 2022
3.9	Certificate of Amendment to Articles of Incorporation filed November 30, 2022	Filed previously.
3.10	Bylaws	Registration Statement on Form SB-2 (File No. 333-145951)
4.1	Promissory Note dated March 25, 2022, in favor of Sixth Street Lending LLC	Annual Report on Form 10-K filed on April 15, 2022
4.2	Promissory Note dated May 2, 2022, in favor of Talos Victory Fund, LLC	Current Report on Form 8-K filed on May 10, 2022
4.3	Common Stock Purchase Warrant dated May 2, 2022, issued to Talos Victory Fund, LLC	Current Report on Form 8-K filed on May 10, 2022
4.4	Promissory Note dated May 12, 2022, in favor of Mast Hill Fund, L.P.	Current Report on Form 8-K filed on May 23, 2022
4.5	Common Stock Purchase Warrant dated May 12, 2022, issued to Mast Hill Fund, L.P.	Current Report on Form 8-K filed on May 23, 2022
4.6	Promissory Note dated June 27, 2022, in favor of GS Capital Partners, LLC	Quarterly Report on Form 10-Q filed on Augsut 23, 2022
4.7	Common Stock Purchase Warrant dated June 27, issued to GS Capital Partners, LLC	Quarterly Report on Form 10-Q filed on Augsut 23, 2022
4.8	Common Stock Purchase Warrant dated May 2, 2022, issued to J.H. Darbie & Co.	Filed previously.
4.9	Common Stock Purchase Warrant dated May 12, 2022, issued to J.H. Darbie & Co.	Filed previously.
4.10	Senior Secured Promissory Noted dated September 22, 2022, issued in favor of Mast Hill Fund, L.P.	Quarterly Report on Form 10-Q filed on November 14, 2022
4.11	Convertible Promissory Note dated November 4, 2022, in favor of 1800 Diagonal Lending LLC	Quarterly Report on Form 10-Q filed on November 14, 2022
4.12	Common Stock Purchase Warrant dated September 22, 2022, issued to Mast Hill Fund, L.P.	Quarterly Report on Form 10-Q filed on November 14, 2022
4.13	Common Stock Purchase Warrant dated September 23, 2022, issued to J.H. Darbie & Co.	Quarterly Report on Form 10-Q filed on November 14, 2022
4.14	Common Stock Purchase Warrant dated December 13, 2022, issued to Mast Hill Fund, L.P.	Current Report on Form 8-K filed on December 21, 2022

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4.15	Common Stock Purchase Warrant dated December 13, 2022, issued to J.H. Darbie & Co.	Filed previously.
4.16	Convertible Promissory Note dated August 18, 2022, in favor of Boot Capital, LLC	Filed previously.
4.17	Promissory Note dated January 11, 2023, in favor of 1800 Diagonal Lending LLC	Filed previously.
4.18	Specimen Stock Certificate evidencing the shares of common stock	Filed herewith.
5.1	Opinion of Newlan Law Firm, PLLC	Filed previously.
10.1	Debt Forgiveness Agreement between Registrant and EFT Holdings, Inc.	Current Report on Form 8-K filed on January 7, 2020
10.2	Debt Forgiveness Agreement between Registrant and EF2T, Inc.	Current Report on Form 8-K filed on January 7, 2020
10.3	Debt Forgiveness Agreement between Registrant and Astonia LLC	Current Report on Form 8-K filed on January 7, 2020
10.4	Cancellation of Debt Agreement between Registrant and EFT Digitech, Inc.	Current Report on Form 8-K filed on January 7, 2020
10.5	Asset Purchase Agreement between Big Sky American Dist., LLC and Raghorn Wholesale, LLC	Current Report on Form 8-K filed on January 7, 2021
10.6	Agreement between Registrant and Spire+	Current Report on Form 8-K filed on March 22, 2022
10.7	Executive Engagement Agreement between Registrant and William J. LoBell	Current Report on Form 8-K filed on April 12, 2022
10.8	Securities Purchase Agreement between Registrant and Sixth Street Lending LLC	Annual Report on Form 10-K filed on April 15, 2022
10.9	Securities Purchase Agreement between Registrant and Talos Victory Fund, LLC	Current Report on Form 8-K filed on May 10, 2022
10.10	Securities Purchase Agreement between Registrant and Mast Hill Fund, L.P.	Current Report on Form 8-K filed on May 23, 2022
10.11	Securities Exchange Agreement between Registrant and Fabian G. Deneault	Current Report on Form 8-K filed on August 15, 2022
10.12	Securities Exchange Agreement between Registrant and Newlan & Newlan, Ltd.	Current Report on Form 8-K filed on August 15, 2022
10.13	Securities Exchange Agreement between Registrant and William E. Sluss	Current Report on Form 8-K filed on August 15, 2022
10.14	Securities Exchange Agreement between Registrant and EFT Holdings, Inc.	Current Report on Form 8-K filed on August 15, 2022
10.15	Securities Exchange Agreement between Registrant and EF2T, Inc.	Current Report on Form 8-K filed on August 15, 2022
10.16	Securities Exchange Agreement between Registrant and Astonia LLC	Current Report on Form 8-K filed on August 15, 2022
10.17	Securities Purchase Agreement between Registrant and GS Capital Partners, LLC	Quarterly Report on Form 10-Q filed on August 23, 2022
10.18	Securities Purchase Agreement dated September 22, 2022, between Registrant and Mast Hill Fund, L.P.	Quarterly Report on Form 10-Q filed on November 14, 2022
10.19	Security Agreement dated September 22, 2022, between Registrant and Mast Hill Fund, L.P.	Quarterly Report on Form 10-Q filed on November 14, 2022
10.20	Securities Purchase Agreement dated November 4, 2022, between Registrant and 1800 Diagonal Lending LLC	Quarterly Report on Form 10-Q filed on November 14, 2022
10.21	Equity Purchase Agreement dated December 13, 2022, between Registrant and Mast Hill Fund, L.P.	Quarterly Report on Form 10-Q filed on December 21, 2022
10.22	Registration Right Agreement dated December 13, 2022, between Registrant and Mast Hill Fund, L.P.	Quarterly Report on Form 10-Q filed on December 21, 2022
10.23	Securities Purchase Agreement dated August 18, 2022, between Registrant and Boot Capital, LLC	Filed previously.
10.24	Placement Agent Agreement dated August 18, 2022, between Registrant and South Fork Securities, Inc.	Filed previously.
10.25	Securities Purchase Agreement dated January 11, 2023, between Registrant and 1800 Diagonal Lending LLC	Filed previously.
10.26	Finder’s Fee Agreement between Registrant and J.H. Darbie, Inc.	Filed previously.
23.1	Consent of Farmer, Fuqua & Huff, P.C.	Filed herewith.
23.2	Consent of Newlan Law Firm, PLLC (included in Exhibit 5.1)	Filed previously.
101	INS Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).	Filed herewith.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.	Filed herewith.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.	Filed herewith.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.	Filed herewith.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.	Filed herewith.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.	Filed herewith.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).	Filed herewith.
107	Calculation of Filing Fee Tables	Filed previously.

(b) Financial Statement Schedules.

None.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ronan, Montana, on March 23, 2023.

BLACK BIRD BIOTECH, INC.

By:	/s/ Fabian G. Deneault
Fabian G. Deneault
President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ Fabian G. Deneault	President [Principal Executive Officer] and Director	March 23, 2023
Fabian G. Deneault
/s/ William E. Sluss	Vice President-Finance, Chief Financial Officer [Principal Accounting Officer] and Director	March 23, 2023
William E. Sluss

/s/ Eric Newlan	Vice President, Secretary and Director	March 23, 2023
Eric Newlan

/s/ L. A. Newlan, Jr.	Director	March 23, 2023
L. A. Newlan, Jr.

	Director	March , 2023
Jack Jie Qin

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